                                  OFFICE LEASE

                                 BY AND BETWEEN

                      RIVERSIDE RESOURCES INVESTMENTS, LTD.

                                       AND

                                 HOOVER'S, INC.

                                  OFFICE LEASE
                                 BY AND BETWEEN
                      RIVERSIDE RESOURCES INVESTMENTS, LTD
                                       AND
                                 HOOVER'S, INC.

                                      INDEX

                                                                                      PAGE
                                                                                      ----
ARTICLE I.   PRINCIPAL LEASE PROVISIONS                                                 6
         1.1      PROJECT                                                               6
         1.2      BUILDING                                                              6
         1.3      PREMISES                                                              6
         1.4      SUITE NUMBER                                                          6
         1.5      FLOOR NUMBER                                                          6
         1.6      AREA OF PREMISES                                                      6
         1.7      RENT SCHEDULE                                                         6
         1.8      TENANT'S PERCENTAGE OF PROJECT                                        6
         1.9      LEASE TERM                                                            7
         1.10     COMMENCEMENT DATE                                                     7
         1.11     EXPIRATION DATE                                                       7
         1.12     SECURITY DEPOSIT                                                      7
         1.13     PARKING                                                               7
         1.14     USE OF PREMISES                                                       7
         1.15     TENANT'S BROKER                                                       7
         1.16     TENANT IMPROVEMENTS                                                   7
         1.17     PRORATIONS OR EXPENSE STOP                                            7
         1.18     LATE CHARGE                                                           7
         1.19     LANDLORD'S ADDRESS                                                    7
         1.20     TENANT'S ADDRESS                                                      7


ARTICLE II.  PREMISES                                                                   8
         2.1      PREMISES                                                              8
         2.2      PARKING                                                               8


ARTICLE III. TERMS AND POSSESSION                                                       8
         3.1      TERM                                                                  8
         3.2      TIME FOR DELIVERY OF POSSESSION                                       9
         3.3      TENANT'S FAILURE TO CONDUCT BUSINESS                                  9
         3.4      ACCEPTANCE OF PREMISES                                                9
         3.5      QUIET ENJOYMENT                                                       9



                                                   2

         3.6      SECURITY DEPOSIT                                                     10


ARTICLE IV.   RENT                                                                     10
         4.1      MONTHLY RENT                                                         10
         4.2      ADDITIONAL RENT                                                      10
         4.3      EFFECT OF TENANT BANKRUPTCY                                          10


ARTICLE V.    DIRECT EXPENSES                                                          11


ARTICLE VI.   SERVICES AND UTILITIES                                                   11
         6.1      SERVICES PROVIDED BY LANDLORD                                        11
         6.2      CHARGE FOR EXCESS SERVICES                                           12
         6.3      INTERRUPTION OF SERVICE                                              13
         6.4      MODIFICATION OF SERVICE                                              13


ARTICLE VII.  USE AND OCCUPANCY                                                        13
         7.1      USE AND OCCUPANCY                                                    13
         7.2      RULES AND REGULATIONS                                                14


ARTICLE VIII. MAINTENANCE, REPAIRS AND ALTERATIONS                                     14
         8.1      TENANT MAINTENANCE AND REPAIRS                                       14
         8.2      LANDLORD MAINTENANCE AND REPAIRS                                     14
         8.3      ALTERATIONS                                                          15


ARTICLE IX.   LIENS                                                                    15

ARTICLE X.    INDEMNIFICATION                                                          16
         10.1     LIMITATION ON LANDLORD'S LIABILITY                                   16
         10.2     TENANT'S INDEMNIFICATION OF LANDLORD                                 16
         10.3     MUTUAL INDEMNIFICATION                                               16
         10.4     SECURITY OF PROJECT                                                  16


ARTICLE XI.   INSURANCE                                                                17
         11.1     INSURANCE CARRIED BY LANDLORD                                        17
         11.2     INSURANCE CARRIED BY TENANT                                          17
         11.3     INSURANCE POLICIES                                                   18
         11.4     BLANKET INSURANCE                                                    18
         11.5     WAIVER OF SUBROGATION                                                19
         11.6     TENANT'S FAILURE TO CARRY INSURANCE                                  19
         11.7     EFFECT OF TERMINATION OF LEASE                                       19


ARTICLE XII.  DAMAGE TO TENANT'S PROPERTY                                              19


ARTICLE XIII. DAMAGE AND DESTRUCTION                                                   20
         13.1     DAMAGE TO THE PREMISES                                               20



                                                   3

         13.2     DAMAGE TO THE PROJECT                                                20
         13.3     DAMAGE NEAR END OF TERM                                              20
         13.4     REPAIR OF DAMAGE; RENT ABATEMENT                                     21


ARTICLE XIV.  EMINENT DOMAIN                                                           21
         14.1     EFFECT ON LEASE                                                      21
         14.2     AWARD                                                                22
         14.3     REBUILDING                                                           22


ARTICLE XV.   ASSIGNMENT, SUBLETTING, HYPOTHECATION                                    22
         15.1     LIMITATION OF TENANT'S RIGHTS TO ASSIGN, SUBLET OR HYPOTHECATE       22
         15.2     NOTICE REQUIRED                                                      23
         15.3     TENANT'S LIABILITY                                                   24
         15.4     FORM REQUIRED                                                        24


ARTICLE XVI.  TENANT'S BREACH; LANDLORD'S LIEN; LANDLORD'S REMEDIES
         16.1     TENANT'S BREACH                                                      24
         16.2     LANDLORD'S REMEDIES                                                  25
         16.3     RIGHT TO CURE TENANT'S DEFAULT                                       28
         16.4     RIGHT TO RENTS, ISSUES AND PROFITS                                   28
         16.5     LATE CHARGE                                                          28
         16.6     CUMULATIVE REMEDIES                                                  29


ARTICLE XVII.  LANDLORD'S DEFAULT; TENANT REMEDIES                                     29
         17.1     LANDLORD'S DEFAULT                                                   29
         17.2     TENANT'S REMEDIES                                                    29


ARTICLE XVIII. MORTGAGE OF LANDLORD'S INTEREST                                         30
         18.1     SUBORDINATION OF TENANT'S RIGHTS                                     30
         18.2     TENANT'S OBLIGATIONS WITH RESPECT TO LANDLORD'S MORTGAGE             30
         18.3     ATTORNMENT                                                           30


ARTICLE XIX.   LANDLORD'S ACCESS                                                       31


ARTICLE XX.    INTENTIONALLY DELETED                                                   31

ARTICLE XXI.   BANKRUPTCY                                                              31
         21.1     EFFECT OF TENANT BANKRUPTCY                                          31
         21.2     EFFECT OF LEASE ASSIGNMENT                                           32


ARTICLE XXII.  SIGNS, DISPLAYS AND ADVERTISING                                         33
         22.1     SIGNS                                                                33
         22.2     DISPLAYS                                                             33
         22.3     MAINTENANCE OF SIGNS                                                 33



                                                   4

         22.4     ADVERTISED NAME                                                      33


ARTICLE XXIII. GENERAL PROVISIONS                                                      33
         23.1     ESTOPPEL CERTIFICATE                                                 33
         23.2     WAIVER                                                               34
         23.3     SURRENDER OF PREMISES; HOLDOVER TENANCY                              34
         23.4     NOTICES                                                              35
         23.5     PARTIAL INVALIDITY; SEVERABILITY; CONSTRUCTION                       35
         23.6     CORPORATE RESOLUTION                                                 35
         23.7     LIMITED PARTNERSHIP                                                  35
         23.8     CAPTIONS                                                             35
         23.9     SHORT FORM LEASE                                                     35
         23.10    BROKER'S COMMISSIONS                                                 35
         23.11    ATTORNEYS' FEES                                                      36
         23.12    COUNTERPARTS                                                         36
         23.13    SOLE AGREEMENT                                                       36
         23.14    SUCCESSORS AND ASSIGNS                                               36
         23.15    LICENSEES; CONCESSIONAIRES                                           36
         23.16    NO MERGER                                                            36
         23.17    MODIFICATION FOR LENDER                                              37
         23.18    COMPLIANCE WITH LAW                                                  37
         23.19    JOINT AND SEVERAL OBLIGATIONS                                        37
         23.20    LIGHT, AIR, VIEW                                                     37
         23.21    NO OFFER                                                             37
         23.22    LEGAL TENDER                                                         37
         23.23    CONFLICT OF LAWS; VENUE                                              38
         23.24    INDEMNIFICATION                                                      38
         23.25    TIME IS OF THE ESSENCE                                               38
         23.26    NO THIRD PARTY BENEFICIARIES                                         38
         23.27    NONDISCLOSURE OF LEASE TERMS                                         38
         23.28    GRAMMATICAL CONSTRUCTION                                             38
         23.29    EXHIBITS                                                             38

                                  OFFICE LEASE

         This office Lease ("Lease") dated June 19, 2000, is made and entered into by and between Riverside Resources Investments, LTD, a Texas limited partnership ("Landlord") and Hoover's, Inc., a Delaware Corporation ("Tenant").

                                   ARTICLE I.

                           PRINCIPAL LEASE PROVISIONS

         This Article sets forth certain basic terms of this Lease; however, the other Articles of this Lease contain a considerable number of adjustments and exceptions, which qualify the provisions of this Article.

1.1 PROJECT. Two buildings, all parking areas, and all other improvements currently located or subsequently placed or constructed thereon the proposed Lot 2 of the ButterKrust Subdivision, Travis County, Texas (collectively, the "Project"). The name of the Project is "Hoover's Center" and its local address is 5800 Airport Blvd., Austin, Texas .

1.2      BUILDING. The Project includes two (2) buildings (the "Buildings").

1.3 PREMISES. The office space being leased to Tenant hereunder is referred to herein as the "Premises." The location of the Premises in the Buildings is shown on the floor plan attached as EXHIBIT A.

1.4      SUITE NUMBER. Building A Suite 100/Building B Suite 200

1.5      FLOOR NUMBER. 1

1.6 AREA OF PREMISES. Approximately 77,735 square feet on floor one net rentable area.

1.7      NET RENT SCHEDULE.

-----------------------------------------------------------------------------
                       NNN
                   Monthly Rate        Total Square       Total Monthly
                    per sq. ft.          Footage              Rent
-----------------------------------------------------------------------------
Month 1-6             13.50              59,439              66,869
-----------------------------------------------------------------------------
Month 7-12            13.50              68,596              77,171
-----------------------------------------------------------------------------
Year 2                13.75              77,735              89,071
-----------------------------------------------------------------------------
Year 3                14.00              77,735              90,691
-----------------------------------------------------------------------------
Year 4                14.25              77,735              92,310
-----------------------------------------------------------------------------
Year 5                14.50              77,735              93,930
-----------------------------------------------------------------------------
Year 6                14.75              77,735              95,549
-----------------------------------------------------------------------------
Year 7                15.00              77,735              97,169
-----------------------------------------------------------------------------
Year 8                15.25              77,735              98,788
-----------------------------------------------------------------------------
Year 9                15.50              77,735              100,408
-----------------------------------------------------------------------------
Year 10               15.75              77,735              102,027
-----------------------------------------------------------------------------

During months 1-12, Tenant shall pay rent on the greater of the square footage occupied or the square footage noted above in Section 1.7. Landlord retains the right to audit the space throughout Year One to verify Tenant's square footage occupied. In the event Tenant elects to expand into space greater than that noted above in Section 1.7, Tenant shall notify Landlord and pay rent for the increased square footage upon occupancy; however, Tenant is responsible for payment of rent for any increases in square footage regardless of any failure by Tenant to provide notice.

1.8      TENANT'S PERCENTAGE OF PROJECT.  (77,735/80,735) 96%

                                                 Building A 100% (75,735/75,735)
                                                 Building B 40% (2,000/5,000)

1.9      LEASE TERM.  120 months.

1.10 COMMENCEMENT DATE. May 1, 2001 or as soon thereafter as the Premises are ready for occupancy as evidenced by approval of occupancy by the City of Austin or other applicable regulatory authority.

1.11     EXPIRATION DATE.  April 30, 2011.

1.12     SECURITY DEPOSIT.  As set forth in Section 3.6.

1.13     PARKINGPARKING.  As set forth in Exhibit B.

1.14 USE OF PREMISES. General Office and other office/light industrial uses permitted by City of Austin.

1.15 TENANT'S BROKER. Bill Wendlandt, Office Leasing Advisors. Commission to be paid per a separate commission agreement between Landlord and Broker.

1.16     TENANT IMPROVEMENTS.  Set forth on EXHIBIT C.

1.1 7    EXPENSES.  Rental amount stated in Section 1.7 is net of Direct
Expenses due to Landlord as set forth in Article V.

1.1 8    LATE CHARGE.  Five percent (5%).

1.19     LANDLORD'S ADDRESS.        c/o Riverside Resources Corporation
                                    100 Congress Avenue, Suite 1540
                                    Austin, Texas  78701

1.20     TENANT'S ADDRESS
                                    PRIOR TO COMMENCEMENT:
                                    1033 LAPOSADA, SUITE 250
                                    AUSTIN, TEXAS  78752
                                    ATTN: CHIEF FINANCIAL OFFICER

                                    AFTER COMMENCEMENT:
                                    5800 AIRPORT BLVD.
                                    AUSTIN, TEXAS
                                    ATTN: CHIEF FINANCIAL OFFICER

 EXHIBITS:        (Line out if not attached)
         A.       Floor Plan of Premises/ Legal Description
         B.       Parking Areas
         C.       Tenant Improvements
         D.       Direct Expenses
         E.       Rules and Regulations
         F.       Guarantee of Lease
         G.       Prohibited Uses/Environmental Indemnity/Reporting obligations
         H.       Special Provisions

                                   ARTICLE II.

                                    PREMISES

2.1 PREMISES. Landlord hereby leases to Tenant and Tenant hires from Landlord the Premises described in Section 1.1 through 1.6 inclusive.

2.2 PARKING. Landlord shall permit Tenant and its employees to park the number of cars set forth in Section 1.13 in designated areas of the parking area shown on EXHIBIT B.

                                  ARTICLE III.

                              TERMS AND POSSESSION

3.1 TERM. The Term of this Lease shall be for the Term set forth in Section
1.9 herein (the "Term") commencing on the date set forth in Section 1.10 herein ("Commencement Date") and expiring on the date set forth in Section
1.11 herein ("Expiration Date"), unless sooner terminated pursuant to any provision of this Lease. As used herein, the term "Lease Year" shall mean and refer to each twelve (12) month period during the Term, commencing upon the commencement of the Term, except that if the Term commences on other than the first day of a calendar month, then the Term shall include those prorated days in the initial month plus the next succeeding twelve (12) full months which shall constitute the first Lease Year of the Term of this Lease. In the event of conflict between 1.9 and 1.11, then 1.9 will control.

3.2 TIME FOR DELIVERY OF POSSESSION. Landlord shall deliver possession of the Premises to Tenant on or before the Commencement Date. If Landlord, for any reason including force majeure (as defined below) or Tenant Delay (as defined in Exhibit C below), cannot deliver the Premises to Tenant on or before May
1, 2001, this Lease shall not be void or voidable. "Force Majeure" shall mean any delay in performance of Landlord's obligations hereunder when Landlord is prevented from doing so by cause or causes beyond Landlord's control which shall include, without limitation, weather delays beyond normal climatic conditions, all labor disputes, civil disturbance, war, war-like operations, invasions, rebellion, hostilities, military or usurped power, sabotage, governmental approvals, regulations or controls, fires or other casualty, moratoriums or acts of God. In the event, however, Landlord cannot deliver the Premises on or before May 1, 2001 for any reason excluding Force Majeure and Tenant incurs and pays third party holdover charges, Landlord shall reimburse Tenant for the direct holdover charges paid up to $17,500 per month.

3.3 TENANT'S FAILURE TO CONDUCT BUSINESS. In the event that Landlord notifies Tenant that the Premises are ready for delivery and Tenant fails to take possession and to open the Premises for business, then Tenant shall commence paying Initial Monthly Rent as set forth in Section 1.7 and performing all other obligations of Tenant hereunder on the Commencement Date.

3.4 ACCEPTANCE OF PREMISES. Tenant acknowledges neither Landlord nor any agent of Landlord has made any representation or warranty concerning the Premises or Project with respect to the suitability of either for the conduct of Tenant's business. When Landlord considers the Premises to be Substantially Complete (as defined below), it shall notify Tenant of same. Within three (3) business days of receipt of Landlord's notice, Tenant and Landlord shall make an inspection to determine whether the Premises are Substantially Complete, which includes receipt of approval for occupancy by the City of Austin. If Tenant's inspection discloses any item, excluding only mechanical adjustments or minor details of construction or decoration which do not unreasonably prevent Tenant from installing trade fixtures and furnishings in the Premises and readying the Premises for the operation of Tenant's business ("Punchlist Items"), which is not in accordance with the Final working drawings as defined in Exhibit C, Landlord shall correct such items before the Premises shall be deemed Substantially Complete ("Substantially Complete") and Tenant is required to accept the Premises. The correction or completion of any Punchlist Items allowed under this Section
3.4 shall be completed by Landlord within thirty (30) days after Tenant's inspection, or such longer time as may be necessary, provided Landlord has commenced correction or completion of such items and is diligently pursuing completion or correction.

3.5 QUIET ENJOYMENT. Upon Tenant paying the rent reserved hereunder and observing the performance of all the covenants, conditions and provisions on Tenant's part hereunder, Tenant shall have quiet enjoyment of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

3.6 SECURITY DEPOSIT. Upon delivery to Landlord of a copy of this Lease executed by Tenant, Tenant shall deliver to Landlord an irrevocable letter of credit issued by a financial institution acceptable to Landlord ("the Letter of Credit"). The Letter of Credit shall be in the amount of One million three hundred seventy five thousand and 00/100 Dollars ($1,375,000.00). At such time as Tenant is occupying and paying rent on 100% of the 77,735 square foot Project and maintains a positive annual net income, the Letter of Credit shall be reduced to $1,000,000 ("Initial Reduction"). For the purposes of this Section 3.6, "net income" shall refer to Tenant's net income prior to inclusion of any income or loss from extraordinary items and prior to deduction for (i) amortization of non-cash compensation; (ii) depreciation or amortization of any leasehold improvements related to the Project; and (iii) amortization of goodwill and other intangibles. Additionally, said amount may be reduced over the Term of the Lease following the Initial Reduction in the following amounts so long as Tenant is not in breach of this Lease, after notice and opportunity to cure pursuant to Section 16.1, and maintains a positive annual net income:

Year Two          $100,000 reduction at end of year
Year Three        $100,000 reduction at end of year
Year Four         $100,000 reduction at end of year
Year Five         $100,000 reduction at end of year
Year Six          $100,000 reduction at end of year
Year Seven        $100,000 reduction at end of year
Year Eight        $100,000 reduction at end of year
Year Nine         $100,000 reduction at end of year
Year Ten          $100,000 reduction at end of year


Notwithstanding the foregoing, provided that Tenant is not in breach of the Lease after notice and opportunity to cure pursuant to Section 16.1, in the event Tenant obtains a Rating ("Rating" as defined below) of BBB ("Investment Grade") the entire Letter of Credit shall be released. So long as Tenant is not in breach of the Lease after notice and opportunity to cure pursuant to
Section 16.1, Tenant is occupying and paying rent on the full Project and Tenant has maintained a positive annual net income, Landlord agrees that in the event Landlord seeks to refinance the Project, Landlord shall use best efforts to obtain Lender approval for a reduction in the Letter of Credit in an amount in excess of the amount stipulated in Section 3.6 and that is consistent with market standards for companies comparable to Tenant, subject to approval by Landlord's Board of Directors. Landlord agrees to provide Tenant with reasonable notice prior to entering into any commitment to refinance the Project. Notwithstanding Section 23.27 of the Lease, in connection with such refinancing, Landlord agrees to not disclose the terms of the Letter of Credit in the Lease to prospective lenders until such time as the terms are specifically requested by Lender.

In the event that upon execution of this Lease, Landlord has not obtained title to the Project, Tenant shall deliver the Letter of Credit to Heritage Title, 98 San Jacinto, Suite 400, Austin,

Texas 78701, Attn: Kathy Nunn (the "Escrow Agent") who shall hold the instrument in escrow until the satisfaction of Exhibit H, Section 5. Upon delivery of the Letter of Credit, Landlord shall also deliver the actual Letter of Credit fee, up to a maximum of $13,000 ("Fee") to the Escrow Agent who shall hold the instrument in escrow until the satisfaction of Exhibit H,
Section 5. Upon Landlord's presentation to the Escrow Agent of notice of either title to the Property or authority to fulfill Landlord's obligations, the Escrow Agent shall release the Letter of Credit and the Fee to Landlord. In the event that Landlord fails to present notice of either title to the Property or authority to fulfill Landlord's obligations prior to the deadline specified in Exhibit H, Section 5, and the Lease is terminated per Exhibit H
Section 5. Escrow Agent will release the Letter of Credit and the Fee to Tenant upon Tenant's request. Tenant shall use its best efforts to minimize the costs of the Letter of Credit fee.

The Letter of Credit shall be for a minimum term of one year. In the event the Letter of Credit term is less than ten years, the Letter of Credit shall be automatically extended without amendment for an additional period of a minimum of one year from the date of expiration unless at least thirty (30) days prior to such date, the issuing bank provides written notification to beneficiary ("Cancellation Notice"). In the event that the issuing bank provides beneficiary with a Cancellation Notice, Tenant shall replace or renew the Letter of Credit within ten (10) days of issuance of the Cancellation Notice. Failure to renew or replace the Letter of Credit within a ten (10) day period commencing on the issuance of the Cancellation Notice shall be deemed a default per Article XVI of the Lease and provides beneficiary with the right to draw on the Letter of Credit.

Subject to Tenant's notice and opportunity to cure provided in the Lease, if Tenant defaults with respect to any provision of this Lease, Landlord may, but shall not be required to use, apply or retain all or any part of this Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default including Tenant Improvements and Brokerage Commissions. If any portion of the Security Deposit is used or applied, Tenant shall, within ten
(10) days of written demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the original amount and Tenant's failure to do so shall be a material breach of this Lease. (Landlord may, but is not required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit.) If Tenant shall fully perform all provisions and obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord's option to the last assignee of Tenant's interest hereunder) within ten (10) days after the Expiration Date, less any amount required to restore the Premises to good condition and repair, normal wear and tear excepted.

RATING

Landlord acknowledges that Tenant has the option to obtain a rating from Standard & Poor's, Moody's (or a comparable service acceptable to Landlord and Landlord's lender) that is issued in connection with the issuance of public debt or issued independently of the issuance of public debt, which is commonly referred to as a "Shadow Rating". Additionally, Landlord acknowledges that the Rating may be issued based upon the obligations associated with the Lease and Tenant's other current or projected obligations.Security Deposit

                                  ARTICLE IV.

                                     RENT

4.1 MONTHLY RENT. Tenant shall pay to Landlord the amount set forth in
Section 1.7 ("Initial Monthly Rent"), and pay any and all Additional Rent, in advance on or before the first day of each calendar month during the Term, without any deduction or offset and without prior notice or demand by Landlord, as the monthly rent for the Premises ("Monthly Rent"). In the event that Tenant fails to pay Monthly Rent within five (5) business days of the due date, Tenant shall pay to Landlord a late charge as set forth in Section
16.5 below. The Monthly Rent for any fractional part of a month at the beginning of the Term shall be prorated based on the actual number of days in the month. Monthly Rent shall be adjusted annually, effective the first day of each Lease Year following the first Lease Year, and shall be as set forth in Exhibit D.

4.2 ADDITIONAL RENT. In addition to Monthly Rent, Tenant shall also pay, as Additional Rent hereunder, Direct Expenses and all other charges, fees, costs, taxes, impositions, expenses and other sums required to be paid by Tenant to Landlord under the terms of this Lease whether or not the same shall be designated as "Additional Rent." In the event of nonpayment of all or any part thereof when due, Landlord shall have all of the rights and remedies provided hereunder or by law or equity for the nonpayment of rent or for the breach of a condition.

4.3 EFFECT OF TENANT BANKRUPTCY. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

                                  ARTICLE V.

                                DIRECT EXPENSES

         As set forth in Exhibit D, Tenant shall timely pay its proportionate share of Direct Expenses and the payment of same shall be considered Additional Rent due to Landlord hereunder.

                                   ARTICLE VI.

                             SERVICES AND UTILITIES

6.1 SERVICES PROVIDED BY LANDLORD. Provided that Tenant is not in default hereunder, Landlord agrees to furnish or cause to be furnished to the Premises, the utilities and services described below, subject to the Rules and Regulations for the Project and conditions and standards set forth below (subject to the last sentence of this Section 6.1):

         (a) Landlord shall furnish to the Premises, subject to interruptions beyond Landlord's control, electric current as required by standard office lighting and receptacles up to 6.5 watts per square foot, net of HVAC load. At all times, Tenant's use of electric current shall never exceed the capacity of the feeders to the premises or the risers or wiring installation. Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment except personal computers, network servers, telecommunication equipment and other associated equipment necessary to conduct Tenant's business in the Premises without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed.

         (b) Landlord shall furnish water only for drinking, lavatory, wastewater and kitchen purposes.

         (c) Landlord shall provide reasonable janitorial services to the Premises up to six (6) days per week except on Project holidays, provided that Tenant shall maintain the offices in a manner consistent with Class A office space in North Central Austin. Said services shall be performed by persons approved by Landlord and Tenant and no one other than persons approved by Landlord and Tenant shall be permitted to enter the Premises for such purposes.

                  Landlord shall provide the management of services including trash removal, striping, maintenance of drainage features, landscaping, roof, hvac systems, janitorial and fire sprinkler systems. Tenant and Landlord shall mutually approve selection of vendors for services for which Tenant is responsible for payment as part of Direct Expenses,.

                  All expenses associated with such utilities for the Project outlined in paragraphs (a) and (b) above shall be the responsibility of Tenant and paid directly by Tenant to the utility providers. Any such services and utilities not paid by Tenant directly shall be included in as part of the Direct Expenses charged to Tenant hereunder.

6.2 CHARGE FOR EXCESS SERVICES. Tenant will either have a separate meter and pay utilities directly to the utility provider or have a submeter and pay Landlord for pro rata usage. Tenant shall pay for any services required to be provided by Landlord for the use of the Premises which exceed the level of utilities and services furnished for the use of the Premises for their original intended purpose, or special electrical, cooling and ventilating needs created in certain areas by telephone equipment, computers and other similar equipment or uses. Tenant shall, within ten (10) days after receipt of an invoice from Landlord, pay Landlord for the utilities at the then current rate charged by the applicable City of Austin utility service or department. Tenant agrees to cooperate fully at all times with Landlord and to abide by all regulations and requirements which Landlord may prescribe for the use of the above facilities and services. Any failure to pay any excess costs as described above shall constitute a breach of the covenant to pay rent under this Lease and shall entitle Landlord rights herein granted for such breach.

6.3 INTERRUPTION OF SERVICE. Landlord shall not be liable for Landlord's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disputes of any character, governmental regulation, moratorium or other governmental action, inability by exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord's reasonable control, nor shall any such failure, stoppage or interruption of any such service be construed either as an eviction of Tenant, or relieve Tenant from the obligation to perform any covenant or agreement or entitle Tenant to any abatement or reduction of rent, except an equitable adjustment in rent if such interruption continues for greater than five (5) business days (excluding Saturdays, Sundays, and project holidays) and renders the premises unsuitable for its intended use.

6.4 MODIFICATION OF SERVICE. Notwithstanding anything herein to the contrary, Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the standards for utilities and services as set forth in this Article VI, provided the same does not interfere with Tenant's use of the Premises as outlined in Section 1.14.

                                  ARTICLE VII.

                                USE AND OCCUPANCY

7.1 USE AND OCCUPANCY. Tenant shall use and occupy the Premises for general office and other uses consistent with office/light industrial purposes as described in Section 1.14 and for no other purpose. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing insurance premium rate or affect any fire or other type of insurance coverage upon the Project or any of its contents, or cause cancellation of any insurance policy covering said Project or any part thereof or any of its contents. In the event Tenant's permitted use of the Premises results in an insurance rate increase for the Premises or the Project of which the Premises are a part, such insurance rate increase shall be charged to and payable by Tenant monthly as Additional Rent during the Term.

7.2 RULES AND REGULATIONS. Tenant and its employees, agents, and visitors shall comply with the Rules and Regulations attached hereto as EXHIBIT E and made a part hereof, and such other and further reasonable rules and regulations as Landlord may from time to time adopt. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or any breach of any lease provision by any other tenant or other party in the Project.

                                  ARTICLE VIII.

                      MAINTENANCE, REPAIRS AND ALTERATIONS

8.1 TENANT MAINTENANCE AND REPAIRS. During the Term hereof Tenant shall, at Tenant's sole cost and expense, keep the Premises and fixtures therein in good condition and repair in a quality and class consistent with Class A office/ warehouse Office Buildings in North Central Austin, the obligations of Landlord herein and ordinary wear and tear excepted. Without in any way limiting the foregoing, in the event that Tenant fails to maintain the Premises in accordance with the standards set forth in this Article VIII (which shall include, but is not limited to the repair or maintenance required by any laws, ordinances, governmental authorities or insurance carriers) within three (3) days after written notice is provided by Landlord, Landlord may enter the Premises and cause any such maintenance or repairs to be performed at Tenant's expense. Tenant agrees to reimburse Landlord on demand for all reasonable costs incurred by Landlord, and Landlord shall not be liable for any loss or damage to Tenant caused by such maintenance or repair except as set forth in this Lease. Except as set forth elsewhere herein, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. Upon surrender of the Premises to Landlord, Tenant shall deliver the Premises to Landlord in as good order, condition and repair as they are on the Commencement Date, ordinary and reasonable wear excepted.

8.2 LANDLORD MAINTENANCE AND REPAIRS. Landlord shall repair and maintain the structural portions of the Project, including roof, HVAC equipment, windows, walls, parking, landscaping, basic plumbing and electrical systems (the cost of the same to be included in Direct Expenses, to the extent set forth in Exhibit D), unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, employees or invitees, in which case Tenant shall pay to Landlord, upon receipt of written notice, the reasonable costs of such maintenance and repairs. Landlord shall provide reasonable notice of its intent to commence maintenance and repairs as result of the act, neglect, fault of or omissions of any duty by Tenant, its agents, employees or invitees. Landlord shall not be liable for any failure to repair or maintain the Premises or Project unless such failure persists for an unreasonable time after written notice by Tenant without good faith efforts on the part of Landlord to repair. Tenant waives any rights to make repairs at Landlord's expense under any law statute or ordinance now or hereafter in effect. Except as set forth in Exhibit H, there shall be no abatement of rent and no liability to or interference with Tenant's business caused by Landlord's maintenance or repair of the Premises or Project, provided Landlord has acted in a commercially reasonable manner consistent with other building operators in the Suburban Austin market.

8.3 ALTERATIONS. Tenant shall not make or permit any alterations, additions, or improvements to be made to the Premises in excess of $25,000, provided Tenant complies with all applicable laws, codes, regulations and implements sound construction practices, without first obtaining Landlord's prior written consent which consent shall not be unreasonably withheld, or delayed. If Landlord consents to the making of any such alterations, additions or improvements to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense and any contractor or person selected by Tenant to make same must be previously approved in writing by Landlord, which approval will not be unreasonably withheld or conditioned. Tenant agrees to give Landlord written notice of the commencement date of any alterations, additions or improvements to be made not later than fifteen (15) days prior to the commencement of any such work, in order to give Landlord time to post an appropriate notice of non-responsibility. All such alterations, additions or improvements shall immediately become part of the realty and belong to Landlord and shall be surrendered with the Premises at the end of the Term. Any alterations, additions or improvements shall be approved by all appropriate government agencies and all applicable permits and authorizations shall be obtained at Tenant's sole cost and expense before commencement of the alterations, additions or improvements. All alterations, additions and improvements shall be completed with due diligence and in compliance with the plans and specifications and working drawings which shall have been approved by Landlord prior to the commencement of work.

                                  ARTICLE IX.

                                     LIENS

         Tenant shall keep the Premises and the Project free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the discretion of Tenant, including the costs of reasonable attorneys' fees. This obligation to indemnify, hold harmless and defend shall survive termination of this Lease. Tenant shall cause any mechanic's lien or other liens filed against the Premises or Project to be released and removed within ten (10) days of such filing either by satisfaction of such lien or by the posting of a bond. Failure by Tenant to comply with this provision within ten (10) days after notice from Landlord shall constitute a material breach of this Lease.

                                   ARTICLE X.

                                INDEMNIFICATION

10.1 LIMITATION ON LANDLORD'S LIABILITY. With the exception of Landlord's negligence, or willful misconduct, or as relates to Landlord's indemnification under Section 10.3 or the allocation of insurance proceeds under Section 11, the Landlord shall in no event be liable for any damage or destruction to any property or injury or death to any person happening on, in or about the Premises during the entire Term of this Lease from any cause whatsoever, including without limitation, any act or negligence of other tenants or other parties, gas, fire, oil, electricity, leakage of any character from the roof, walls, basement or other portion of the Premises or Project of which the Premises are a part. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of such damage or destruction, and expressly waives all claims with respect thereof as against Landlord. This limitation and release shall survive the termination of this Lease.

10.2 TENANT'S INDEMNIFICATION OF LANDLORD. Tenant shall indemnify Landlord and hold it harmless from and against any and all losses, liabilities, judgments, costs or expenses (including reasonable attorneys' fees and other costs of investigation and defense) which Landlord may suffer by reason of any claim asserted by any person arising (or allegedly arising) out of (a) the use or occupancy of the Premises by Tenant and/or any subtenants, licensees and concessionaires; (b) any activity, work or other things done, permitted or suffered by Tenant or such other persons in, upon or about the Premises; or (c) any failure by Tenant to perform any obligation to be performed by Tenant under the terms of this Lease; or (d) any act, omission, negligence or misconduct of Tenant, its agents, employees, invitees or customers. If any action or proceeding is brought against Landlord, Tenant, upon Landlord's request, shall defend the same by counsel satisfactory to Landlord, at Tenant's expense. This indemnification shall survive the termination of this Lease.

10.3 MUTUAL INDEMNIFICATION. Tenant shall indemnify Landlord and hold it harmless from and against any and all losses, liabilities, judgments, costs or expenses (including reasonable attorneys' fees and other reasonable costs of investigation and defense) which Landlord may suffer by reason of any claim asserted by any person arising (or allegedly arising) out of any act, omission, gross negligence or misconduct of Tenant, its agents, employees, invitees or customers; provided, however, that Tenant's duty to indemnify and defend Landlord shall not apply where Landlord's gross negligence or intentional misconduct is a contributing cause to the claim or loss. Landlord shall indemnify Tenant and hold it harmless from and against any and all losses, liabilities, judgments, costs or expenses (including reasonable attorneys' fees and other reasonable costs of investigation and defense) which Tenant may suffer by reason of any claim asserted by any person arising (or allegedly arising) out of any act, omission, gross negligence or misconduct of Landlord, its agents, employees, invitees or customers; provided, however, that Landlord's duty to indemnify and defend Tenant shall not apply where Tenant's gross negligence or intentional misconduct is a contributing cause to the claim or loss. The mutual obligations of Landlord and Tenant to provide defense and indemnification shall survive the termination of this Lease

10.4 SECURITY OF PROJECT. As set forth in Section 6.1, Landlord may provide, from time to time, employ one or more persons to provide security for the Project. Under no circumstances shall Landlord be liable to Tenant or to any other person by reason of any theft, burglary, robbery, assault, trespass, unauthorized entry, vandalism, or any other act of any third person occurring in or about the Premises except to the extent the same results from any gross negligence or willful misconduct on the part of Landlord, and Tenant shall indemnify Landlord and hold it harmless from and against any and all losses, liabilities, judgments, costs or expenses (including attorneys' fees and other costs of investigation or defense) which Landlord may suffer by reason of any claim asserted by Tenant's guests or invitees arising out of, or related to, any of the foregoing.

                                   ARTICLE XI.

                                   INSURANCE

11.1 INSURANCE CARRIED BY LANDLORD. The Landlord shall maintain, at Landlord's expense (but subject to the last sentence of this Section 11.1), a policy or policies of insurance protecting Landlord against the following:

         (a) Fire and other perils normally included within the classification of fire and all-risk (and sprinkler leakage, if applicable) in an amount sufficient to cover the full replacement cost of the Project, exclusive of trade fixtures and equipment belonging to Tenant.

         (b) Public Liability and Property Damage insurance with respect to the Project in amounts determined by Landlord from time to time so long as such amounts are comparable to those for similar office/light industrial projects in North Austin. All such bodily injury or property damage insurance shall insure the performance by Landlord of the indemnity agreement as to personal injury or property damage contained in Section 10.3 above.

         (c) Rent loss insurance in an amount equal to at least one hundred percent (100%) of the annual rentals receivable from Tenant.

The foregoing limits may be increased from time to time as required by the holder of any first mortgage or first deed of trust, or in Landlord's discretion on the advice of its insurance consultant. In the event that the Landlord's insurance premiums increase by more than 10%, Landlord shall obtain at least two competitive bids from acceptable carriers meeting the standards set forth in the Lease for comparable coverage in the Project.

         It is understood that Landlord will acquire policies or a master policy for the Project complying with the requirements of Section 11.1(a). All such insurance shall be included as part of the Direct Expenses charged to Tenant hereunder.

11.2 INSURANCE CARRIED BY TENANT. Tenant shall maintain in force a policy or policies of insurance protecting Landlord and Tenant, as follows:

         (a) Public liability and property damage insurance with respect to the Premises insuring Tenant and naming Landlord as an additional insured, against personal injury or death and property damage in an amount not less than One Million
                  Dollars ($1,000,000) combined single limit liability for injury or death to one or more persons in any one occurrence and damage to property. The amounts of such public liability insurance shall be increased from time to time as Landlord may reasonably determine so long as increases are comparable to those for similar office projects in North Austin. All such bodily injury or property damage insurance shall specifically insure the performance by Tenant of the indemnity agreement as to personal injury or property damage contained in Section
                  10.2 above, including any injury claim or potential liability to Tenant's own employees.

         (b) Insurance covering alterations, additions or improvements permitted under Article VIII above, trade fixtures and personal property from time to time during the Term of this Lease, providing protection against any peril included within the classification "fire and extended coverage," together with insurance against vandalism and malicious mischief. Except for Tenant's property, any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall terminate pursuant to Article XIII below.

11.3 INSURANCE POLICIES. All policies of insurance to be provided by Tenant shall be issued by insurance companies with general policy holder's rating of not less than "A-" and a financial rating of not less than Class XII as rated in the most current "Bests" Insurance Reports, and qualified to do business in the state in which the Project is located. Such policies shall be issued in the names of Tenant with Landlord as an additional named insured. The policies provided by Tenant shall be for the mutual and joint benefit and protection of Landlord and Tenant and Mortgagee (if required) by Mortgagee) and executed copies of such policies of insurance or certificates thereof shall be delivered to Landlord within ten (10) days after delivery of possession of the Premises to Tenant and thereafter at least thirty (30) days prior to the termination or expiration of the Term of each existing policy. All public liability and property damage policies shall contain a provision that Landlord, although named as an additional insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its agents, employees, and invitees by reason of the negligence of Tenant, its officers, agents and employees. Further, such policies shall be written as primary policies, not contributing with and not in excess of coverage, which Landlord may carry. Upon the expiration or termination of any policies, renewal or additional policies shall be procured and maintained by Tenant to provide the required coverage. All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will provide to Landlord twenty (20) days written notice in advance of any cancellation or lapse of the effective date or any reduction in the amounts of insurance.

11.4 BLANKET INSURANCE. Notwithstanding anything herein to the contrary, Tenant's obligation to carry the insurance described in this Article XI may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant, provided that (a) Landlord, and Mortgagee if required by Mortgagee), shall be named as additional insureds thereunder, as their interests may appear, (b) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance, and (c) the requirements set forth herein are otherwise satisfied. Tenant agrees to permit Landlord at all reasonable times to inspect the policies of insurance of Tenant covering the Premises if such policies are not required to be delivered to Landlord.

11.5 WAIVER OF SUBROGATION. Landlord and Tenant hereby mutually release each other from liability and waive all right to recover against each other for any loss from perils insured against under their respective fire insurance policies, including any extended coverage and special form endorsements to said policies; provided, however, this Section 11.5 shall be inapplicable if it would have the effect, but only to the extent that it would have the effect, of invalidating any insurance coverage of Landlord or Tenant providing that notice of same has been provided by each party to the other. The parties shall obtain, if available, from their respective insurance companies, a waiver of any right of subrogation, which said insurance company may have against Landlord or Tenant, as the case may be.

11.6 TENANT'S FAILURE TO CARRY INSURANCE. If Tenant should fail either to acquire the insurance required pursuant to this Article XI and to pay the premiums therefore or to deliver required policies or certificates as required by Landlord hereunder, Landlord may acquire such insurance and pay the requisite premiums therefor, which premiums shall be payable by Tenant to Landlord immediately upon demand.

11.7 EFFECT OF TERMINATION OF LEASE. In the event that this Lease is terminated by reason of damage and destruction and Tenant is thus relieved of its obligation to restore or rebuild the improvements on the Premises, any insurance proceeds for damage to the Premises, including all fixtures and leasehold improvements thereon, shall belong to Landlord, free and clear of any claims by Tenant.

                                  ARTICLE XII.

                           DAMAGE TO TENANT'S PROPERTY

         Landlord and/or its employees and agents shall not be liable for any damage to property entrusted to Landlord and/or its employees and agents nor for loss or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling building materials, including but not limited to concrete, insulation, duct work, ceiling tiles, lighting fixtures, lenses or lamps, and wallboard or other wall coverings, steam, gas, electricity, water or rain, which may leak from any part of the Project, or from the pipes, appliances or plumbing works therein, or from the roof, street or subsurface, or from any other place or resulting from dampness or any other cause whatsoever except to the extent of the negligence or willful misconduct of Landlord. Landlord and its employees and agents shall not be liable for interference with the light or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Project or of defects therein or in the fixtures or equipment.

                                 ARTICLE XIII.

                             DAMAGE AND DESTRUCTION

13.1 DAMAGE TO THE PREMISES. If the Premises should be damaged or destroyed during the Term hereof by the peril insured under fire and extended coverage insurance policies referenced in this Lease, Landlord shall (except as hereafter provided) repair or rebuild the Premises to substantially the condition in which the Premises were immediately prior to such destruction and this Lease shall continue in full force and effect. In the event that (a) the Premises are damaged as a result of any cause other than peril covered by Landlord's insurance or (b) the Premises are damaged as a result of fire or other peril covered by Landlord's insurance, but the cost to repair such damage shall exceed available insurance proceeds, or Landlord's lender does not allow Landlord to utilize sufficient insurance proceeds to repair the damage, Landlord may, at its option, either repair such damage as soon as reasonably practicable at Landlord's expense (but in no event later than 180 days following the date of the occurence), in which event this Lease shall continue in full force and effect, or give written notice to Tenant within thirty (30) days after the occurrence of the damage of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of such damage. Notwithstanding anything to the contrary herein, Tenant shall be responsible for and shall pay to Landlord the reasonable cost of repair of any damage or destruction of the Premises caused by the negligence or willful misconduct of Tenant, its employees, agents or invitees. Tenant's obligation to pay for such repairs or restoration shall be reduced by any insurance proceeds payable to Landlord, but only to the extent such insurance provides for a waiver of subrogation which permits such a reduction of Tenant's obligations. Tenant shall vacate such portion of the Premises as Landlord reasonably requires to enable Landlord to repair the Premises.

13.2 DAMAGE TO THE PROJECT. In the event that the Project of which the Premises are a part shall be damaged or destroyed to the extent of thirty-three percent (33 %) or more of the then full replacement cost thereof, whether or not the Premises are damaged or destroyed, and provided that any insurance proceeds associated with such damage or destruction are insufficient to restore such damage or destruction or that Landlord's lender does not allow Landlord to utilize sufficient insurance proceeds to repair such damage or destruction, and Tenant has elected not to fund such deficit, then Landlord may at Landlord's option cancel and terminate this Lease by giving written notice to Tenant of Landlord's election to do so within thirty
(30) days after the date of occurrence of such damage, in which event this Lease shall terminate on the date such notice is given. Landlord agrees that if the Lease is not terminated, then with respect to the remainder of the Project, Landlord will repair, rebuild or take the necessary steps so that the same is returned to its condition as it existed prior to such damage.

13.3 DAMAGE NEAR END OF TERM. Notwithstanding anything to the contrary in this Article XIII, if the Premises are damaged during the last year of the Term hereof, and the cost to repair shall exceed the aggregate Monthly Rent paid by Tenant for the three (3) calendar months immediately preceding the month during which the damage occurred, Landlord may, at Landlord's option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage unless Tenant extends the Term of the Lease as provided herein.

13.4 REPAIR OF DAMAGE; RENT ABATEMENT. If this Lease is terminated pursuant to any of the provisions of this Article XIII, the Monthly Rent, Additional Rent and other payments provided for herein shall be paid by Tenant through the date of such termination, and an equitable adjustment shall be made concerning advance rents and other payments made by Tenant to Landlord. If this Lease is not so terminated, Landlord shall, as soon as reasonably practicable (and subject to the requirements of any Landlord's mortgage concerning the application of insurance proceeds), restore and repair the Premises to the same condition, to the extent possible, they were in immediately prior to the occurrence of the damage. Should such repairs to the premises be estimated to take six (6) months or more from the occurrence of the damage, Tenant shall have the right to terminate the Lease. During the time when the Premises are under repair, the rent hereunder will be abated to a fair and equitable extent, based upon the actual loss of use and enjoyment experienced by Tenant. In addition, Landlord will assist Tenant in locating temporary space. Landlord will not be liable for any moving expenses, increased rental expenses or other costs, which may be incurred by Tenant. Notwithstanding the foregoing, Tenant, at its own expense, shall promptly repair or replace (a) any improvements, alterations, or additions made to the Premises by or at the direction of Tenant or any subtenant, licensee or concessionaire, (b) any fixtures, of Tenant, and (c) except for Tenant's property, any other property covered by insurance carried (or required to be carried) by Tenant and Landlord shall have no obligation to repair or restore such items. No abatement, diminution or reduction of the Monthly Rent, Additional Rents or other charges shall be granted to Tenant except as provided in this Lease.

                                  ARTICLE XIV.

                                 EMINENT DOMAIN

14.1 EFFECT ON LEASE. If the Project or any portion thereof are taken or damaged under the power of eminent domain or by inverse condemnation or for any public or quasi-public use, (all of which are herein called "condemnation") this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If so much of the Project or any portion including parking is taken by condemnation that the remainder is unsuitable for Tenant's continued occupancy for the uses and purposes for which the Project is leased, then Tenant shall have the option, exercisable only by written notice to Landlord within thirty (30) days after the condemning authority takes such title or possession, to terminate this Lease; provided, however, that if Landlord disagrees with Tenant's determination that the portion of the Premises remaining after condemnation is unsuitable for Tenant's occupancy, such controversy shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. In the event that less than all of the Project shall be taken by condemnation and Tenant does not elect to terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the

Premises remaining, except that the Monthly Rent otherwise payable hereunder shall be reduced in the same ratio that the floor area of the portion of the Project taken by such condemnation bears to the floor area immediately before such condemnation. Notwithstanding anything as to the contrary herein, in the event that more than twenty-five percent (25%) of the leasable square footage of the Project is taken by condemnation, whether or not any portion of the Premises is taken, then Landlord may, at its option, to be exercised by written notice to Tenant within sixty (60) days after the date the condemning authority shall take title or possession, whichever occurs first, terminate this Lease as of the date of the taking of such title or possession. Upon termination, this Lease shall expire and all interests of Tenant in the Project shall terminate, provided the Monthly Rent, Additional Rent and all other sums due are paid in full up to and including the date of such termination.

14.2 AWARD. Landlord shall be entitled to and shall receive the total amount of any award, income or payment made with respect to taking by condemnation, regardless of the basis of such award; provided, however, that Landlord shall not be entitled to any award for (a) loss of or damage to Tenant's trade fixtures and removable personal property, (b) damage for cessation or interruption of Tenant's business, (c) the cost of removal or relocation of Tenant's property or business or (d) any other similar claim which Tenant may be empowered by law to make.

14.3 REBUILDING. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, to the extent of the award received and subject to the provisions of Landlord's mortgage concerning the application of condemnation awards, cause such restoration and repair to the remainder of the Premises and the Project of which they are a part, to be done as may be necessary to restore them to a reasonably suitable condition for the conduct of the business of Tenant and the other occupants of the remaining portion of such Project.

                                   ARTICLE XV.

                      ASSIGNMENT, SUBLETTING, HYPOTHECATION

15.1 LIMITATION OF TENANT'S RIGHTS TO ASSIGN, SUBLET OR HYPOTHECATE. Tenant shall not assign this Lease or sublet the Premises, or any part thereof, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed provided that Landlord determines in its reasonable judgement that such assignment or sublease will not have an adverse effect on the Project; provided, however, that notwithstanding, Landlord's consent to any such assignment or sublease, Tenant shall remain primarily liable under this Lease. Tenant shall be entitled to any profits associated with subletting the Premises.

         If Tenant desires at any time to assign this Lease or sublet all or a part of the Premises, it shall first notify Landlord of its desire to do so and shall submit IN WRITING to Landlord (1) the name of the proposed assignee, (2) the nature of the proposed assignee's business to be carried on in the Premises, (3) a copy of the proposed assignment and any other applicable agreement, and (4) such financial or other information as Landlord may reasonably request concerning the proposed assignee. Landlord agrees to advise Tenant in writing within ten business (10) days as to whether or not a proposed assignee or sublease is acceptable, as set forth in Section 15.2 below. In the event of assignment or subleasing that results in Tenant occupying less than 50% of the Premises, Landlord retains the right, but not the obligation to terminate this Lease on the portion of the Premises to be assigned or subleased and deal directly with proposed subtenant or assignee, (although Landlord's consent must still be obtained as set forth above). Any attempted assignment, transfer, mortgage or other encumbrance of Tenant's interest in this Lease of the Premises or subletting or permissive use in occupancy of the Premises without Landlord's written consent, shall be null and void and have no force and effect whatsoever and shall constitute a breach of this Lease.

         Notwithstanding anything in the Lease to the contrary, Landlord hereby agrees that if Tenant desires to assign or sublet the Premises to its parent, subsidiary, an affiliated corporation or to any other entity which is directly or indirectly controlled by a parent, subsidiary or affiliated corporation, or if Tenant desires to assign or sublet the Premises in connection with a merger or consolidation of Tenant with another corporation, or in connection with the sale of substantially all of Tenant's stock or assets, the Landlord's consent to any such assignment or subletting shall not be required.

15.2 NOTICE REQUIRED. After Tenant has: (i) notified Landlord of Tenant's intent to assign, sublease, hypothecate, license, or otherwise encumber this Lease, and (ii) provided to Landlord all of the information required under
Section 15.1 hereinabove, Landlord shall within thirty (30) days from receipt of such notice and information (a) consent to such proposed assignment, subletting, hypothecation, licensing or encumbrance; (b) refuse such consent; or (c) terminate this Lease. In the event of Landlord's election to terminate, Tenant shall have ten (10) days from receipt of such notice in which to notify Landlord of Tenant's acceptance of such termination or Tenant's desire to remain in possession of the Premises under the terms and conditions and for the remainder of the Term hereof. In the event Tenant notifies Landlord of Tenant's desire to remain in possession of the Premises under the terms and conditions for the remainder of the Term hereof, Tenant shall be entitled to remain in possession of the Premises under the terms and conditions and for the remainder of the Term hereof. In the event Tenant fails to notify Landlord of Tenant's election to accept termination or to continue as Tenant hereunder, Landlord shall have the right to elect that such failure is deemed a termination of this Lease.

15.3 TENANT'S LIABILITY. Regardless of Landlord's consent, no subletting, assignment, hypothecation, license, concession or encumbrance shall release Tenant from Tenant's obligation or alter the primary liability of Tenant to pay the Monthly Rent, Additional Rent, and other payments provided for herein and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed a waiver by Landlord of any provision hereof. Consent to one assignment, subletting, hypothecation, license, concession or encumbrance shall not be deemed consent to any subsequent assignment, subletting, hypothecation, license, concession or encumbrance. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments, subletting, hypothecations, licenses, concessions or encumbrances and to amendments or modifications to this Lease with assignees of Tenant without notifying Tenant or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

15.4 FORM REQUIRED. Each transfer, assignment, subletting, hypothecation, licensing, concession or encumbrance to which Landlord has consented shall be evidenced by an instrument in form reasonably satisfactory to Landlord and shall be executed by the transferor, assignor, sublessor, licensor, concessionaire, hypothecator or mortgagee and the transferee, assignee, sublessee, licensee, concessionaire, or mortgagor in each instance, as the case may be; and each transferee, assignee or sublessee shall agree in writing to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant. One executed copy of such instrument shall be delivered to Landlord.

                                  ARTICLE XVI.

             TENANT'S BREACH; LANDLORD'S LIEN; LANDLORD'S REMEDIES

16.1 TENANT'S BREACH. The occurrence of any one of the following events shall be considered a breach of this Lease by Tenant:

         (a) Tenant shall (i) become bankrupt or insolvent, (ii) make a fraudulent transfer, (iii) make an assignment for the benefit of creditors, or (iv) take any action or have taken against Tenant any proceedings of any kind under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act and, in the event any such proceedings are involuntary, Tenant is not discharged or stayed from the same within thirty (30) days thereafter;

         (b) A receiver is appointed for a substantial part of the assets of Tenant;

         (c) Tenant shall vacate or abandon the Premises (any absence by Tenant from the Premises for fifteen (15) days or longer while in default of any provision of this Lease shall be deemed abandonment and vacation);

         (d) Tenant shall make any transfer of assets, dividend or distribution which shall have a materially adverse impact on Tenant's ability to perform its obligations under this Lease.

         (e) Tenant shall fail to pay any of the rents when due hereunder or fail to reimburse Landlord for expenditures made on behalf of Tenant by Landlord pursuant to this Lease, which failure continues for (i) five
         (5) business days after written notice thereof. Landlord shall not be required to give such written notice more than three (3) times in any twelve (12) consecutive month period);

         (f) This Lease or any estate of Tenant hereunder shall be levied upon by any attachment or execution;

         (g) Tenant shall fail to observe or perform any of its other covenants or obligations hereunder including, without limitation, the rules and regulations, which failure continues for thirty (30) days (or such other time periods as herein specified) after written notice thereof by Landlord to Tenant (provided that the aforesaid thirty (30) day period may be extended in the event that Tenant commences curing such default within such thirty (30) day period and continues the curing thereof with due diligence);

16.2 LANDLORD'S REMEDIES. In the event of any breach of this Lease by Tenant, Landlord, in addition to any other rights or remedies it may have at law, in equity or otherwise, shall have the following rights:

         (a) Landlord shall have the right of re-entry and may change the locks on all doors and/or remove all persons and property from the Premises subject to the provisions of subparagraphs (a)(i) and (ii) below:

                  (i) Landlord may remove any and all personal property located in the Premises and place such property in a public or private warehouse at the sole cost and expense of Tenant and the owner; any such warehouse shall have all rights and remedies provided by law against Tenant as owner of such stored personal property. In the event that Tenant shall not immediately pay the cost of storage after the property has been stored for thirty (30) days or more, Landlord may sell any and all property thereof at a public or private sale in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice or demand on Tenant.

                  (ii) Tenant waives all claims for damage that may be caused by Landlord's removal and/or selling of such property and Tenant shall indemnify Landlord from any and all losses, costs, damages, including without limitation, reasonable attorneys', fees of Landlord occasioned thereby. This Indemnity shall survive the termination of this Lease.

         (b) Should Landlord elect to re-enter, or should Landlord take possession pursuant to any notice provided for by law, Landlord may either terminate this Lease or it may, without terminating this Lease, re-lease the Premises of any part thereof, for its own account or for the account of Tenant, for such term and upon such terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make improvements, alterations and repairs to the Premises. Rentals received by Landlord from such re-leasing may be applied: first, to the payment of rent (including interest thereon) due and unpaid hereunder; second, to the payment of any indebtedness (including interest thereon) other than rent due hereunder from Tenant to Landlord; third, to the payment of any cost of such re-leasing, including without limitation attorneys' fees, advertising costs and brokers' commissions; fourth, to the payment of future rents as the same may become due and payable hereunder. Should such rentals received from re-leasing during any month be less than that amount due and payable by Tenant hereunder, then Tenant shall also pay to Landlord, the amount of any such deficiency and as soon as ascertained, the cost and expenses incurred by Landlord in such re-leasing or in making such alterations and repairs. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such election is given to Tenant. Notwithstanding any such re-leasing without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

         (c) Landlord shall have the right to terminate this Lease by giving written notice of termination to Tenant, and until such notice is given, even though Tenant has breached or defaulted under this Lease and abandoned the Premises, this Lease shall continue in effect and Landlord may enforce all of its rights and remedies under this Lease, including but not limited to the right to recover rental as it becomes due hereunder. No act by Landlord other than giving express written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to re-lease any part of the Premises or any other action taken to protect Landlord's interest under this Lease shall not constitute a termination or waiver of Landlord's remedies hereunder. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy it may have, it is hereby agreed by Landlord and Tenant that, at Landlord's election, the damages Landlord shall be entitled to recover shall include without limitation:

                  (i) The value at the time of the award for damages, hereinafter referred to as "Award" (computed by discounting such amount at the discount rate of the Federal Reserve Bank of Dallas at the time of the Award plus one percent) of (a) the unpaid rent earned at the time of termination, (b) the amount by which the unpaid rent which would have been earned during the period from the time of termination until the time of the Award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and (c) the amount by which the unpaid rent for the balance of the Term after the time of the Award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

                  (ii) All reasonable legal expenses, including attorneys, fees, and other related costs incurred by Landlord following Tenant's default;

                  (iii) All reasonable costs incurred by Landlord in restoring the

                  Premises to good order and condition normal wear and tear excepted, or inremodeling, renovating or otherwise preparing the Premises for re-leasing;

                  (iv) All reasonable costs (including without limitation any unamortized brokerage commissions for the remainder of the Lease) incurred by Landlord in re-leasing the Premises; and

                  (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable state law.

         The terms "rent" and "rent(s)" as used in this Section 16.2 shall include Monthly Rent, Additional Rent, and all other fees and charges of any kind or nature required to be paid by Tenant pursuant to the provisions of this Lease.

16.3 RIGHT TO CURE TENANT'S DEFAULT. Landlord, at any time after Tenant commits a default or breach and the applicable cure period has expired, may at its option cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum on behalf of Tenant, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid by Landlord until Landlord is reimbursed by Tenant. Such sum together with interest thereon shall be Additional Rent hereunder.

16.4 RIGHT TO RENTS, ISSUES AND PROFITS. In the event this Lease is terminated pursuant to this Article XVI, all of the right, title, estate and interest of Tenant in and to (a) the Premises, (b) all rents, issues and profits of the Premises whether then accrued or to accrue; (c) all insurance policies and all insurance monies paid or payable thereunder; and (d) at the election of Landlord, all subleases then in existence for any part or parts of the Premises shall, without compensation being paid therefore, pass unto and vest in and become the property of Landlord, free of any trust, or claim thereto by Tenant. Tenant hereby assigns to Landlord all subrents and other sums falling due from subtenants, licensees, and concessionaires during any period in which Landlord has the right to re-enter the Premises upon Tenant's breach of this Lease and Tenant shall not have any right, interest or claim in or to such sums during such period.

16.5 LATE CHARGE. Tenant hereby acknowledges that late payment by Tenant to Landlord of Monthly Rent, Additional Rent and all other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of Monthly Rent, Additional Rent or any other sums due from Tenant shall not be received by Landlord within five (5) business days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to the percentage shown in Section 1.18 of such overdue amount. Such late charge shall be due notwithstanding the fact that no notice is given by Landlord to Tenant of such failure to pay. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights or remedies granted hereunder.

16.6 CUMULATIVE REMEDIES. The several rights and remedies granted to Landlord under this Article XVI shall be cumulative and in addition to any others it may be entitled to by law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

                                  ARTICLE XVII.

                       LANDLORD'S DEFAULT; TENANT REMEDIES

17.1 LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying the nature of Landlord's default; provided, however, that if the nature of the default is such that more than thirty (30) days are required for its cure, then Landlord shall not be deemed to be in default if it shall commence such cure within such thirty (30) day period and thereafter diligently pursue completion thereof.

17.2 TENANT'S REMEDIES. In consideration of the benefits accruing to it hereunder, Tenant acknowledges, covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord and except as otherwise provided in Section 6.3 of the Lease, the sole and exclusive remedy of Tenant shall be against Landlord's interest in the Premises and that:

         (a) Except as otherwise set forth herein, Tenant's sole remedy shall be by a suit or action at law or in equity and Tenant shall not in any event or under any circumstances by entitled to withhold rent or to terminate this Lease;

         (b) No partner, subsidiary, officer, shareholder, director, employee, sister corporation or agent of Landlord shall be sued or named as a party in any suit or action and no service of process shall be made against any partner of Landlord (unless required to secure jurisdiction of the partnership);

         (c) No partner, subsidiary, officer, shareholder, director, employee, sister corporation or agent of Landlord shall be required to answer or otherwise file responsive pleadings; and

         (d) No judgment shall be taken against any partner, subsidiary, officer, shareholder, director, employee, sister corporation or agent of Landlord and no writ of execution shall be levied against the assets of any partner, subsidiary, officer, shareholder, director, employee, sister corporation or agent of Landlord.

                                 ARTICLE XVIII.

                         MORTGAGE OF LANDLORD'S INTEREST

18.1 SUBORDINATION OF TENANT'S RIGHTS. The rights of Tenant hereunder shall be subject to and subordinated at all times to all ground or underlying leases which are in effect or may hereafter be executed affecting the Project, and the lien of all mortgages and deeds of trust in any amount or amounts whatsoever now or thereafter placed on or against the Project or on or against Landlord's interest or estate therein or on or against all such ground underlying leases, all without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination; PROVIDED, HOWEVER, that if requested, Tenant shall execute whatever documentation may be required to further effect the provisions of this section within ten (10) days of Tenant's receipt thereof.

         (a) Landlord shall, as a condition to Tenant's agreement to subordinate this Lease to any mortgage or deed of trust now or hereafter placed upon the Premises, obtain a non disturbance agreement from each holder providing that such holder shall not disturb Tenant's possession under this Lease in the event of foreclosure or transfer in lieu thereof. Any such agreement may require Tenant to confirm the subordination of this Lease and to agree to attorn to such holder.

18.2 ATTORNMENT. In the event any proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under any Landlord's mortgage, Tenant shall, if so requested, and provided purchaser or grantee provides a non-disturbance agreement to Tenant, attorn to the purchaser upon such foreclosure or sale or the grantee upon any grant of a deed in lieu of foreclosure, and recognize such purchaser, or grantee, as Landlord under this Lease.

                                  ARTICLE XIX.

                                LANDLORD'S ACCESS

         Landlord may enter the Premises at any time with reasonable notice during reasonable hours to: (a) inspect the same; (b) exhibit the same to prospective purchasers, mortgagees or tenants; (c) determine whether Tenant is complying with all its obligations hereunder; (d) supply any service to be provided by Landlord to Tenant hereunder; (e) post notice of nonresponsibility; (f) post "To Lease" signs of reasonable size upon the Premises during the last ninety (90) days of the Term hereof; and (g) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services, or make alterations or additions to any other portion of the Project; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damage for any injury or inconvenience to or interference with Tenant's business, or any loss of occupancy or quiet enjoyment of the Premises in connection with Landlord's entry into the Premises pursuant to this Article
XIX. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on and about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance) and Landlord shall have the right to use any and all means which Landlord may deem proper to open doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of such means, or otherwise, shall not under any circumstances be construed or deemed to be a force or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

                                   ARTICLE XX.

                             INTENTIONALLY DELETED.


                                  ARTICLE XXI.

                                   BANKRUPTCY

21.1 EFFECT OF TENANT BANKRUPTCY. If Tenant shall file a petition in voluntary bankruptcy under Chapter 7, Chapter 11 or Chapter 13 of the Bankruptcy Acts as then in effect, or if involuntary bankruptcy proceedings are brought against Tenant and said involuntary bankruptcy proceedings have not been vacated or stayed within thirty (30) days from the date thereof, or if a receiver or trustee be appointed to Tenant's property and the order appointing such receiver or trustee shall not be set aside or vacated within thirty (30) days after the entry thereof, or if Tenant shall assign Tenant's estate for the benefit of creditors, or if this Lease shall otherwise by operation of law evolve or pass to any person or persons other than Tenant, then and in any such event Landlord may terminate this Lease. Landlord, in addition to any and all rights and remedies allowed by law or equity, shall upon such termination be entitled to recover damages in an amount equal to the then present value of the rent reserved in this Lease for the entire residue of the Term, less the fair rental value of the Premises for the residue of the Term, and neither Tenant nor any person claiming through or under Tenant, or by virtue of any statute or order of any court, shall be entitled to possession of the Premises, but shall forthwith quit and surrender the Premises to Landlord. Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages by reason of any such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time even though such amount is greater than the amount of damages recoverable under the provisions of this Section 21.1.

21.2 EFFECT OF LEASE ASSIGNMENT. In the event that any proceeding under the Bankruptcy Act is instituted in which Tenant is the debtor and this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 ET. SEQ., any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord and shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration which constitutes Landlord's property under the preceding sentence but which has not been paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord. If Tenant assumes this Lease and proposes to assign the same pursuant to 11 U.S.C. 101 ET. SEQ. to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (a) the name and address of such persons, (b) all of the terms and conditions of such offer, (c) financial statements of the proposed assignee, and (d) the adequate assurance to be provided Landlord to assure such person's performance under this Lease, including, without limitation the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant but in any event no later than ten (10) days prior to the date that Tenant shall make application to the court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Landlord shall thereupon have the prior right and option to accept an assignment of this Lease on the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to 11 U.S.C. 101 ET. SEQ. shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

                                  ARTICLE XXII.

                         SIGNS, DISPLAYS AND ADVERTISING

22.1 SIGNS. No signs shall be permitted outside of the Premises unless the same are reasonably approved by Landlord. Landlord has no obligation to install any signs, and the entire expense of any sign permitted hereunder will be borne in full by Tenant, except that Landlord shall permit Tenant building signage, monument signage, directory listing and suite signage at Tenant's expense, subject to City of Austin and architectural approval. Upon the installation of signs purchased by Tenant, such signs shall immediately become part of the realty and belong to Landlord. No signs other than those that comply with the approved sign criteria shall be allowed.

22.2 DISPLAYS. Tenant may not display or sell merchandise outside the defined exterior walls and permanent doorways of the Premises. Tenant further agrees not to install any exterior lighting, amplifiers or similar devices for use in or about the Premises or any advertising medium, any of which may be heard or seen outside the Premises, such as searchlights, loudspeakers, phonographs or radio broadcasts.

22.3 MAINTENANCE OF SIGNS. Tenant shall at all times maintain its signs in a neat, clean and orderly condition. If Tenant shall fail to do so after ten
(10) days written notice from Landlord, Landlord may repair, clean or maintain such sign and the cost thereof shall be payable by Tenant to Landlord upon demand as Additional Rent hereunder.

22.4 ADVERTISED NAME. The name of the Project is specified in Section 1.1 above, or such other name as Landlord and Tenant may agree. Tenant may use as its advertised business address the name of the Project.


                                 ARTICLE XXIII.

                               GENERAL PROVISIONS

23.1 ESTOPPEL CERTIFICATE. Tenant shall at any time upon not less than ten business (10) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (1) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent, security deposit and other charges are paid in advance, if any, and (2) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, which are claimed and such other items as are reasonably requested by Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (1) that this Lease is in full force and effect without modification, except as may be represented by Landlord, (2) that there are no uncured defaults in Landlord's performance, and (3) that no more than one (1) month's rent has been paid in advance. Tenant's obligation to furnish Estoppel Certificate in a timely fashion is a material inducement for this Lease.

23.2 WAIVER. No waiver by Landlord of any breach by Tenant of any covenant or condition herein shall be effective unless such waiver is in writing, signed by Landlord and delivered to Tenant. The waiver by Landlord of any such breach or breaches, shall not constitute a waiver or relinquishment for the future of any such covenant or condition or of any subsequent breach of any covenant or condition, nor bar any right or remedy of Landlord in respect of any such subsequent breach. The receipt of any rent by Landlord or any portions thereof, shall not operate as an accord and satisfaction or waiver of the right of Landlord to enforce the payment of rents of any kind previously due or as a bar to the termination of this Lease and the recovery of the Premises because of default in the payment of such rents previously due, by any appropriate remedy Landlord may elect.

23.3 SURRENDER OF PREMISES; HOLDOVER TENANCY. Tenant agrees on the last day of the Term or on the earlier termination of this Lease to surrender the Premises, including all improvements, alterations, additions and installations made by Tenant (or any subtenant licensee or concessionaire) which Tenant is not required to remove pursuant to the provisions hereof, in good order, condition and repair. No account or thing done by Landlord or its agents during the Term shall be deemed an acceptance of a surrender of the Premises and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. In the event Tenant shall hold the Premises after the Expiration Date with the prior written consent of Landlord, such holding over shall be deemed to have created a tenancy from month to month, terminable on thirty (30) days written notice by either party to the other, at a Monthly Rent equal to one hundred twenty five (125%) of the Monthly Rent payable by Tenant hereunder during the last full Lease Year of the Term or such other lesser amount as determined by Landlord and of which Tenant has been notified, and otherwise subject to all of the terms, conditions and provisions of this Lease. If Tenant fails to surrender the Premises upon the termination of this Lease, Tenant agrees to and shall indemnify and hold harmless and defend Landlord from and against any loss or liability, including costs and reasonable attorneys' fees, resulting from such failure to surrender, including, but not limited to, any claims made by any succeeding Tenant based on or resulting from such failure to surrender. This indemnity, hold harmless and duty to defend provision shall survive termination of this Lease. Nothing contained herein shall be construed as a consent to any occupancy or possession of any portion of the Project by Tenant beyond the Expiration Date or earlier termination of this Lease.

23.4 NOTICES. All notices, demands, consents or approvals which may be given by either party to the other shall be in writing and shall be delivered either personally or by certified mail, return receipt requested and addressed to those addresses specified for Landlord and Tenant in Paragraphs 1.19 and 1.20 respectively. Notices sent by mail shall be deemed to have been given when properly mailed and the postmark affixed by the United States Post Office shall be conclusive evidence of the date of mailing.

23.5 PARTIAL INVALIDITY; SEVERABILITY; CONSTRUCTION. If any term or provision of this Lease shall to any extent be held to be illegal, invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and in lieu of such illegal, invalid, or unenforceable provision, there shall be added as a part of this Lease a provision similar in terms to such illegal, invalid or unenforceable provision as may be possible, and be legal, valid and enforceable. Tenant acknowledges that opportunity has been provided for review and comment on the provisions in this Lease by Tenant's attorneys, and the rule of construction that ambiguities are to be resolved against the drafting party shall not be applicable to this Lease.

23.6 CORPORATE RESOLUTION.  Intentionally Deleted.

23.7 LIMITED PARTNERSHIP. If Landlord herein is a limited partnership, it is understood and agreed that any claims by Tenant against Landlord shall be limited to the assets of the limited partnership. Tenant expressly waives any and all rights to proceed against the individual partners, or its officers, directors and shareholders or any corporate partners, except to the extent of their interest in such limited partnership.

23.8 CAPTIONS. The captions and headings in this Lease are inserted only as a matter of convenience and for reference, and they in no way define, limit or describe the scope of this Lease or the intent of any provisions thereof.

23.9 SHORT FORM LEASE. Tenant shall not record a short form memorandum of this Lease unless consented to in writing by Landlord. In the event a short form memorandum is recorded, it shall be recorded in the office of the County Recorder where the Project is located; provided, however, that the terms, covenants and conditions of this Lease shall control such memorandum. In no event shall Tenant record this Lease without prior written consent of Landlord.

23.10 BROKER'S COMMISSIONS. Each party represents to the other that it is not obligated to any broker, finder or real estate or financing agent in connection with this Lease unless specified in Paragraph 1.15 and each party agrees to defend, indemnify and hold harmless the other from any claim, suit liability or demand made by the other party by any other person, firm or corporation for brokerage fees, finder's fees or commissions of other similar compensation with respect to this Lease or any sublease on the Premises. This provision shall survive termination of this Lease.

23.11 ATTORNEYS' FEES. Notwithstanding the indemnity, hold harmless and duty to defend provisions hereunder in the event of litigation regarding this Lease, the losing party shall pay to the prevailing party its costs of litigation including reasonable attorneys' fees.

23.12 COUNTERPARTS. This Lease may be executed in counterparts, each of which may be deemed an original but all of which together shall constitute one and the same instrument.

23.13 SOLE AGREEMENT. This Lease contains all of the agreements of the parties hereto with respect to the lease transaction, and no prior agreements, oral or written, or representations of any nature whatsoever pertaining to any such matters shall be effective for any purpose unless specifically incorporated in writing. This Lease may not be modified, amended, or altered except by an agreement in writing signed by Landlord and Tenant.

23.14 SUCCESSORS AND ASSIGNS. Subject to the provisions hereof relative to an assignment, this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties thereto. In the event Landlord shall sell or otherwise transfer its interest in the Premises and as a part of such transaction shall assign its interest as Landlord in and to this Lease, then from and after the effective date of such transfer, Landlord shall have no further liability, including any monetary obligations, under this Lease to Tenant, it being intended that the covenants contained herein shall be binding upon Landlord and its successors and assigns only during their respective periods of ownership of Landlord's interest hereunder. Tenant's security deposit will be assigned and delivered to the assignee and the assignee will acknowledge (i) receipt of the security deposit and (ii) assignee's obligation to return same to Tenant at the end of the lease term in accordance with the terms of this Lease.

23.15 LICENSEES; CONCESSIONAIRES. For the purpose of this Lease, any concessionaire or licensee of Tenant conducting business upon or from the Premises shall be deemed to be a subtenant of Tenant, and all of the provisions of this Lease relating to subletting and subtenants shall apply to the granting of any concession or license and shall apply to the concessionaire or licensee thereunder with the same force and effect as though such provisions thereto specifically applied.

23.16 NO MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or sub tenancies.

23.17 MODIFICATION FOR LENDER. If, in connection with obtaining financing for the Project of which the Premises are a part, the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant shall within ten (10) days of written notice by Landlord not unreasonably withhold, delay or deter its consent thereto, provided that such modifications do not increase the monetary obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

23.18 COMPLIANCE WITH LAW. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or government rule or regulation or any covenant, condition or restriction now in force or which may hereafter be enacted or promulgated. Tenant, at its sole expense, shall comply with all laws (including, without limitation, Environmental Requirements, as defined herein, and laws regarding access for handicapped or disabled persons), ordinances and regulations, and all declarations, covenants, and restrictions, applicable to Tenant's use or occupation of the Premises, and with all governmental orders and directives of public officers which impose any duty or restriction with respect to the use or occupation of the Premises. Tenant shall cause additional improvements to the Premises done after the Commencement Date to comply with the Americans with Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time (the "ADA"), and Tenant shall cause the Premises (and to the extent required by the Premises, the Project) to hereafter comply with ADA. Notwithstanding the foregoing, as of the Commencement Date, Landlord shall make the Project (as defined on EXHIBIT
C) and other work to be performed and described on EXHIBIT C in compliance with the ADA. Landlord will cause the exterior areas of the Project to be in compliance with current and future changes as required by state or federal agencies.

23.19 JOINT AND SEVERAL OBLIGATIONS. If more than one person or entity is Tenant, the obligations imposed on that party shall be joint and several. If Tenant is a partnership, the obligations of each general partner shall be joint and several.

23.20 LIGHT, AIR, VIEW. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.

23.21 NO OFFER. The submission of this document for examination and discussion does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document will become effective and binding only upon execution and delivery by Landlord to Tenant.

23.22 LEGAL TENDER. Rent and all other sums payable under this Lease must be paid in lawful money of the United States of America.

23.23 CONFLICT OF LAWS; VENUE. This Lease shall be governed by and construed pursuant to the laws of the state in which the Premises are situated. The exclusive venue for any action brought under this Lease shall be in the county in which the Premises are situated.

23.24 INDEMNIFICATION. All indemnification, hold harmless and duty to defend provisions hereunder shall survive termination of this Lease.

23.25 TIME IS OF THE ESSENCE. Time is of the essence in all things pertaining to the performance of this Lease.

23.26 NO THIRD PARTY BENEFICIARIES. There are no third party beneficiaries with respect to this Lease.

23.27 NONDISCLOSURE OF LEASE TERMS. Subject to the restrictions contained in
Section 3.6, neither party shall disclose any of the material terms and/or provisions of this Lease to any person or entity not a party to this Lease, except to underwriters, investors, attorneys, lenders, partners, prospective purchasers or assignees and accountants and as required. In the event that this provision is breached, the responsible party shall be liable for all damage or injury to the other resulting from failure to keep all such information confidential and shall indemnify and hold the other harmless from any damage, loss or injury occasioned thereby.

23.28 GRAMMATICAL CONSTRUCTION. Where appropriate, the masculine gender may include the feminine or neuter, and the singular may include the plural, and vice versa.

23.29 EXHIBITS. All Exhibits attached hereto are incorporated by reference herein.

                                        LANDLORD:

                                        RIVERSIDE RESOURCES INVESTMENTS, LTD.
                                        a Texas Limited Partnership

                                                 By:  RIVERSIDE RESOURCES
                                                 MANAGEMENT, LLC
                                                 General Partner

                                        By: /s/ Jeremy Smither
                                           ---------------------------------
                                        Printed Name:  Donald J. Reese
                                        Title:         Manager

                                        Date:    JUNE 19, 2000

                                        TENANT:

                                        Hoover's, Inc.
                                        a Delaware Corporation

                                        By: /s/ Patrick J. Spain
                                           ---------------------------------
                                        Printed Name:  Patrick J. Spain
                                        Title:   Chairman and CEO
                                        Date:    JUNE 19, 2000

                                    EXHIBIT A

                                   FLOOR PLAN

                               [ATTACH FLOOR PLAN]

                                LEGAL DESCRIPTION

Proposed Lot 2, ButterKrust Subdivision, 5800 Airport Blvd., Austin, Texas. [TO BE PROVIDED BY LANDLORD UPON COMPLETION]

                                    EXHIBIT B

                                  PARKING AREAS

Landlord and Tenant also agree that Tenant shall have the right to use 385 parking spaces ("Parking Spaces"), at a charge of $0 per space, at all times during the Lease Term and all renewal terms. Landlord may, but shall not be required to, make, modify, or enforce reasonable rules and regulations relating to the parking of vehicles and Tenant hereby agrees to obey such rules and regulations. Vehicles shall be towed at owner's expense for any of the following violations: (a) parking in any area other than as specifically designated by Landlord, or (b) failure of such vehicle to have a parking permit, if issued by Landlord, properly affixed thereto. At all times during the Term, Landlord has the right, but not the obligation, to issue parking permits which will authorize the parking of vehicles of Tenant or its employees in such areas as may be designated by Landlord. Tenant acknowledges that the tract will be subject to cross-access agreements that grant ingress and egress easements over, through and across the Property to and from the adjacent public right-of-ways, to and from the proposed lots, and across the common boundary lines separating the Property and the proposed lots.

                                    EXHIBIT C

                                  IMPROVEMENTS

1. Landlord will provide the base building and tenant improvements in accordance with the attached Exhibit C-1 ("the Improvements").

        It is agreed that Landlord will complete construction of the Improvements within the Premises in accordance with the following, subject to Tenant providing all necessary documents on or before the dates stipulated herein. Failure to do so will constitute a "Tenant Delay."

        In the event that the Tenant improvements or base building doors, frames and hardware, mechanical, electrical (including light fixtures) and plumbing specified in the final working drawings, as defined in paragraph (b) below, differ in scope or specification from those outlined in the Exhibit C-1, Tenant shall be responsible for the net excess costs associated with the modification, ("Excess Costs"). Landlord shall determine the net excess costs by accounting for the difference between increases and decreases in the cost of the Improvements, which includes associated contractor fees and taxes. Tenant shall pay Landlord the Excess Costs within ten (10) days after receipt of Landlord's invoice for such excess. No portion of the Improvements shall be constructed and no portion of the cost of the Improvements shall be disbursed by Landlord until such time as the final working plans have been finalized and agreed to by Landlord and Tenant, the final pricing for the construction and installation of the Improvements has been agreed to by Landlord and Tenant and any Excess Costs have been deposited with Landlord.

        (a) Preliminary working drawings and specifications of materials relating to all improvements (the "Improvements") that Tenant desires to be installed in the Premises shall be submitted to Landlord no later than August 15, 2000. Such drawings and the specifications of materials shall be subject to approval by Landlord. Upon completion of the Preliminary working drawings and specifications, Landlord and Tenant shall obtain preliminary pricing for the improvements. Within three (3) days after receipt of the preliminary pricing, Landlord and Tenant shall make revisions or modifications to the scope and specifications to be included in the final working drawings and specifications.

        (b) Final working drawings and specifications of materials relating to all improvements (the "Improvements") that Tenant desires to be installed in the Premises shall be submitted to Landlord no later than October 1, 2000. Such drawings and the specifications of materials shall be subject to approval by Landlord.

        (c) Construction shall be bid by not less than three (3) subcontractors with the exception of the base building mechanical subcontractor. Landlord or other contractor acceptable to Landlord shall perform as general contractor for the construction of all Improvements in accordance with the final working drawings and specifications approved by Landlord.

2. If Tenant requests changes in the approved plans and specifications for the Improvements and if such changes shall delay the work to be performed hereunder, or if Tenant shall otherwise delay the completion of said work, including, without limitation, failure by Tenant to timely submit final working drawings and specifications of materials for Landlord's approval, then, notwithstanding any provision to the contrary in this Lease, Tenant's obligation to pay rent thereunder shall nevertheless commence on the date upon which the rent would have been due but for the Tenant delay, and Tenant shall be obligated to pay for the incremental costs associated with such changes.

        Tenant requested changes shall be priced by Landlord, approved by Tenant and the associated cost shall be deposited with Landlord prior to the commencement of construction. The relative charge for fee and associated general conditions shall be added to the cost of the change based upon the same percentages as the initial improvements to the project.

        Tenant may specify finishes associated with allowance items noted on Exhibit C-1, subject to Landlord approval, which shall not be unreasonably withheld. As noted in Exhibit C-1 attached, Landlord is providing a $1.00 psf allowance for architectural and MEP design. Landlord and Tenant shall mutually select all architectural and MEP designers for the Tenant Improvements; provided however that Landlord shall select all base building architectural and MEP designers, all such selections to be subject to reasonable selection criteria. Tenant shall pay design fees costs directly to the designer. Landlord shall reimburse Tenant upon initiation of Construction of the Improvements.

        Material and Workmanship Warranty. Landlord shall warrant all materials and workmanship provided in the Improvements to be free of defects in materials, workmanship or installation, under conditions of normal use, until the expiration of the first Lease Year, or for such longer period as may be obtainable by Landlord from its contractors, subcontractors or vendors furnishing same. Any repairs required for elements covered under the foregoing warranty shall be made by Landlord, as provided in the Lease, and shall not be includable as Direct Expenses. In connection with the foregoing, Landlord shall provide all new HVAC equipment which shall be manufactured by reputable vendors such as, but not limited to Trane, Carrier and McQuay.

                                       EXHIBIT C-1CONSTRUCTION SCOPE PROFILE



---------------------------- ----------------------------------------------------------- --------------------------------------
                                                      PROVIDED                              PROVIDED BY LANDLORD IN TENANT
                                            BY LANDLORD IN BASE BUILDING                        IMPROVEMENT DEFINITION

---------------------------- ----------------------------------------------------------- --------------------------------------
1.  CEILING                  Install Insulation                                          Drop Ceiling allowance: $12,500.
                             Specification:  Color: White Rating: R19
                             Clean and paint bar joists
---------------------------- ----------------------------------------------------------- --------------------------------------
2.  LIGHT                    Purchase and install low bay fixtures on a 16 x 18 grid     Purchase and install exit lights =
    FIXTURES                 Fixture specification 250-watt metal halide.                30 quantity
                             Assumed quantity 200 Foot-candle = 25                       Emergency lights = 50 quantity
                             Mounting height = 14' Purchase and install lay in
                             fixtures
                             Fixture specification:
                             Lithonia or comparable 2'x4', 18 cell, 3 lamp, parabolic,
                             277v, energy saving fixture w/ 3 energy saving
                             lamps Assumed quantity 100
                             Exterior Light = 20 wall pack 250 watt MH fixtures around
                             perimeter Lighting
                             Allowance - $1.85 psf
---------------------------- ----------------------------------------------------------- --------------------------------------
3.  LIGHT                    Install to service requirement noted in section 2           Install to service requirement noted
    SWITCHES                                                                             in section 2

---------------------------- ----------------------------------------------------------- --------------------------------------
4.  ELECTRICAL               Miscellaneous Power: Provide 2 weatherproof outlets on      Cubicle power: Provide 90, 3/4 conduit
    OUTLETS                  each exterior wall and 8 on roof.                           drops with 3 circuits to 4x4 box for
                                                                                         cubicle base feeds.  Includes a
                                                                                         neutral for each circuit.  Service
                                                                                         provided for 400 workstations.
---------------------------- ----------------------------------------------------------- --------------------------------------
5.  PHONE/DATA                                                                           Data & Telecom: Provide 350 linear
    OUTLETS                                                                              feet of 24"w x 2" d  cable tray grid
                                                                                         and 400 linear feet of 6"w x 2"d
                                                                                         cable tray adjacent to column lines.
                                                                                         Provide 100, 1" conduit drops on
                                                                                         columns and walls for cubicle base
                                                                                         feeds. Terminate conduit at 14' above
                                                                                         floor. Assume raceway only. All data
                                                                                         cabling excluded.
---------------------------- ----------------------------------------------------------- --------------------------------------
6.  ELECTRICAL               Provide 2000 amp, 277/480 v, 3 phase, 4w, main              Excludes cost of generator, UPS
    SERVICE                  switchboard from existing service feeders.                  equipment and specialty electrical
                             Distribution: Provide panels and transformers, per the      equipment  not identified.
                             attached panel schedule.  Service provided: approximately
                             20 watts psf inclusive of air conditioning and
                             approximately 6.5 psf to office space net of HVAC and
                             lights.
---------------------------- ----------------------------------------------------------- --------------------------------------
7.  FIRE ALARM/              Provide base building sprinkler system as required by       Provide a fire alarm system with
    SPRINKLER                code for all open office and interior office space          pull stations at the egress doors,
    SYSTEM                   identified in Section 8.                                    smoke detectors in each of the air
                                                                                         conditioners, and connection to the
                                                                                         fire sprinkler system switches.

                                                           43


---------------------------- ----------------------------------------------------------- --------------------------------------
8.  PARTITIONS               Interior partitions are 9' height, 3 5/8" metal studs       Conference = 1 unit, 450 sqft
                             with 5/8" gypsum board on each side.  Raco top track,       Board Room = 1 unit, 300 sqft
                             tape/float/painted finish, and 21/2" cove rubber base each  Library = 1 unit, 2,000 sqft
                             side.  Excludes suspended ceilings and interior glass       Server = 1 unit, 700 sqft
                             walls.                                                      Storage = 1 unit, 200 sqft
                                                                                         Training = 1 unit, 700 sqft
                                                                                         Focus Rooms = 4 units, 90 sqft each
                                                                                         Break = 1 unit, 500 sqft
                                                                                         Conference = 2 units, 375 sqft each
                                                                                         Shipping = 1 unit, 1,500 sqft
                                                                                         Receiving = 1 unit, 300 sqft
                                                                                         Copy = 3 units, 200 sqft each
                                                                                         Copy = 2 units, 60 sqft each
                                                                                         Coffee = 2 units, 60 sqft each
                                                                                         Linear footage = 2,000 ft

                                                                                         Includes application of 2 coats of
                                                                                         paint on masonry surface of all
                                                                                         perimeter and separation area walls.
                                                                                         Excludes sheetrock on perimeter and
                                                                                         separation walls.
---------------------------- ----------------------------------------------------------- --------------------------------------
9.  DOORS/                   Install entry doors and frames:                             Allowance = $4,000
    FRAMES/                  2 south, 1 east and 1 west
    HARDWARE
---------------------------- ----------------------------------------------------------- --------------------------------------
10. CABINETRY                None                                                        Allowance = $15,000

---------------------------- ----------------------------------------------------------- --------------------------------------
11. FLOORING                 Level floor to accommodate requirements for accessibility   Allowance = $20 per yard
                             and flooring.
---------------------------- ----------------------------------------------------------- --------------------------------------
12. SIGNAGE                  Building directory and exterior monument is permitted.      Cost of installation subject to an
                                                                                         allowance = $5,000.
---------------------------- ----------------------------------------------------------- --------------------------------------
13. WINDOW                                                                               Allowance = $4,500 for blinds.
    TREATMENT
---------------------------- ----------------------------------------------------------- --------------------------------------
14. MECHANICAL               Equipment: Provide 28, 10 ton (nominal), roof top package   Provide 6 supply air round step cone
                             air conditioning units with gas heating on perimeter        faced diffusers with 16" 0 neck, per
                             units and insulated roof curbs.  Units shall have           unit.
                             adjustable minimum outside air damper.                      Controls: Provide a simple central
                             Duct: Exposed.  Supply Ductwork shall be sheet metal with   control system with remote zone
                             11/2" external insulation.  Return shall be lined sheet     thermostats (sensors) and clock
                             metal with at least one elbow (for sound attenuation) and   functions.  System shall be capable
                             2-24"x24" metal egg crate type RA grilles.                  of on-off and unit status (heat,
                             Exhaust: Provide exhaust fans for each toilet block         cool, off, and trouble) for each
                             (assume 2).                                                 unit, temperature monitoring and
                                                                                         reset of each zone, and after hours
                                                                                         reset of each unit.
---------------------------- ----------------------------------------------------------- --------------------------------------
15. PLUMBING                 Water and Sanitary: Connection to water and sanitary at     Two restroom blocks
                             existing locations and routed to new toilets, janitor       Men's = 5wc, 3ur, 3 lavs, floor drain
                             closets and break rooms.  Assume new 3" water piping from   Women's = 6wc, 3lavs, floor drain
                             front of building to new toilet blocks in existing          Janitor closet - floor mounted mop
                             locations.  Insulate water piping.                          sink, 20 gallon water heater
                                                                                         Drinking fountain - dual height
                                                                                         ADA complaint
                                                                                         Break room - ADA complaint dual bowl
                                                                                         sink, water connections.
                                                                                         Partition/Counter Top
---------------------------- ----------------------------------------------------------- --------------------------------------

                                                           44


---------------------------- ----------------------------------------------------------- --------------------------------------
                                                                                         Allowance=$5,000
---------------------------- ----------------------------------------------------------- --------------------------------------
16. SHELL                    Shell demolition to include:                                Design Allowance = $25,000
    CONDITION                Remove all interior walls, brick, plaster, sheetrock,       Applied to interior/exterior of
                             metal studs and wood "Area separation" wall to remain       secondary entry or interior design
                             Strip office area to two story structure                    features.
                             Remove engineering offices
                             Concrete mechanical mezzanine to remain                     South Entry Allowance:
                             Remove concrete curbs and pads from bakery area             Canopy = $7,500
                             Remove all car wash elements                                Walks = $2,500
                             Remove all piping from all ceiling and wall areas           Finishes and Lighting = $2,500
                             Remove all piping and gutters at rear of the building.      Entry Doors = $3,500
                             Remove all HVAC equipment inside and on roof
                             Remove all electrical components, pipes, wires, generator
                             and fuel tank
                             Remove metal shed building
                             Remove all exterior overhead doors, except as requested.
                             Cap slab "pit" areas on bakery floor

---------------------------- ----------------------------------------------------------- --------------------------------------
17. SECURITY                                                                             Card reader Allowance = $5,000
---------------------------- ----------------------------------------------------------- --------------------------------------
18. GLASS                    Replace storefront and entry glass. Selected replacement    Interior glass excluded.
                             of clearstory glass.  Remove window screens.  Replace
                             selected overhead doors with vision glass.

---------------------------- ----------------------------------------------------------- --------------------------------------
19. BREAD STORE              Relocate Break Store loading zone to north side.            Entry canopy/ Exterior Finish
                             Maintain use of existing canopy.                            Allowance = $20,000
                                                                                         Interior Buildout from Shell = $20
                                                                                         psf (including demise wall)

---------------------------- ----------------------------------------------------------- --------------------------------------
20. DESIGN                   Demolition                                                  Architectural and MEP = $1.00 psf

---------------------------- ----------------------------------------------------------- --------------------------------------
21. GUTTER                   Repair and repaint.

---------------------------- ----------------------------------------------------------- --------------------------------------
22. MASONRY                  Repair and repaint corners and columns noted on the
    PATCHING                 attached.
---------------------------- ----------------------------------------------------------- --------------------------------------
23. SITE                     Resurface existing paving and pave new spaces.
                             Add site lighting and sidewalks as required by
                             code. Remove existing fencing. Construct detention
                             facility. Provide lighting equal to an average of 2
                             foot candles.
---------------------------- ----------------------------------------------------------- --------------------------------------
24. ROOF                     Recoat south roof and reflash and reseal north
                             roof. Replace 8 existing skylights.
---------------------------- ----------------------------------------------------------- --------------------------------------


(a) Allowances are inclusive of remodeling tax, sales tax, materials, installation and contractor's fees.

                                    EXHIBIT D

                                 DIRECT EXPENSES

        For the purposes of this exhibit, the following is a defined term as follows:

        Direct Expenses: All direct costs of operation and maintenance of the Project as determined by standard accounting practices, and shall include the following costs, or estimated costs, by way of illustration, but not limited to: real property taxes and assessments; rent taxes, (whether assessed against Landlord or assessed against Tenant and collected by Landlord, or both); water and sewer charges; insurance premiums; utilities; janitorial services; labor; costs incurred in the management of the Project (including administrative costs), if any; electrical service, air conditioning and heating; cost of security for the Project; supplies, materials, equipment and tools; maintenance, costs and upkeep of all parking areas (including interior and exterior landscaping); and capital expenditures if they result in savings to Tenant or are requested by Tenant. Direct Expenses shall not include the following:

1) Costs incurred by Landlord in connection with the Property and any improvements situated thereon which constitute capital expenditures under generally accepted accounting principles, except those that result in savings to Tenant or are requested by Tenant.

2) Depreciation of the Building and all equipment, fixtures, improvements and facilities used in connection therewith.

3)      Leasing commissions and marketing costs.

4) Any taxes, property or otherwise, to the extent Landlord is reimbursed by any tenant other than under a rental adjustment provision.

5) The cost of repairs or other work occasioned by any casualty which is reimbursed by insurance.

6) Legal fees, tax accounting and tax return preparation, or other expenses incurred in connection with negotiations or disputes with tenants, other occupants or prospective tenants of the Property.

7) Overhead and profit increments paid to subsidiaries, partners, and parent companies or other affiliates of Landlord for services rendered in connection with the Property; or for equipment, fixtures and supplies sold to Landlord in connection therewith, but only to the extent that the cost of such services or goods exceeds the cost which would be paid by Landlord if the same were rendered or sold to Landlord by an unrelated entity at competitive prices.

8) Landlord's general overhead and administrative expenses which are not reasonably attributable to operating expenses of the Property or the equipment, fixtures and facilities used in connection therewith, in accordance with generally accepted principles, including salaries and expenses of Landlord's executive officers.

9) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord.

10) All items and services for which Tenant reimburses Landlord or pays third persons.

11) Costs related to maintaining Landlord's existence, either as a corporation, or other entity.

12) Management fee shall be fair market value for comparable Class A office/light industrial space in North Austin, to exceed 5% of net rent.

13) Repairs during the initial ten Lease Years to the structural elements of Buildings, including capital roof repairs and roof replacement, exterior walls, foundations, floor slabs, water and wastewater service to the Project, electrical service to the Project, except for damage arising from Tenant or Tenant's use of the Project, casualty or damage not covered by insurance and other minor repairs less than $2,500 per year.

14) Interest, principal, taxes or other costs incurred in connection with any actual or prospective loan.

        Tenant shall pay the percent stated in Section 1.8 of the Direct Expenses paid or incurred by Landlord on account of the operation or maintenance of the Project. Landlord shall give to Tenant on or before the first day of March of each year a statement of the rent payable attributable to Direct Expenses to Tenant hereunder, but failure of Landlord to give such statement by said date shall not constitute a waiver by Landlord of its right to require a payment of rent attributable to Direct Expenses. Upon receipt of the statement for the year following the Commencement Date of the Lease, the amount shall be divided into twelve (12) equal monthly installments and Tenant shall pay to Landlord, concurrently with the regular Monthly Rent payments next due following the receipt of such statement, an amount equal to one (1) monthly installment multiplied by the number of months from January in the calendar year in which said statement is submitted to the month of such payment. Subsequent installments shall be payable for the balance of the calendar year and shall continue until the next statement is rendered. The estimated expenses for the first year following the Commencement Date ("First Year") shall be provided prior to the Commencement Date and shall be used to determine the payments attributable to Direct Expenses for the first year. If the next or any succeeding year results in a greater increase in Direct Expense, then upon receipt of a statement from Landlord, Tenant shall pay a lump sum equal to such total annual Direct Expense, less the total of the monthly installments of estimated expenses paid in the previous calendar year for which comparison is then being made;

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and the estimated monthly installments to be paid for the next year, shall be adjusted to reflect such increase. If in any year Tenant's share of Direct Expenses is less than the preceding year, then upon receipt of Landlord's statement, any overpayment made by Tenant on the monthly installment basis provided above shall be credited towards the next Monthly Rent falling due and the estimated monthly installment of Direct Expenses to be paid shall be adjusted to reflect such lower Direct Expenses for the most recent year.

In connection with the annual reconciliation of expenses noted above, Tenant shall have an opportunity to review budgeted services, vendors and associated expenses relating to controllable expenses. However, Tenant shall not have the ability to require Landlord to modify services, which would impact Landlord's ability to perform its obligations under the Lease. Additionally, Tenant's ability to review budgeted services shall not alter Tenant's obligation to pay for Tenant's share of Direct Expenses. In the event Tenant objects to a budget item, Landlord agrees to bid the service to three (3) mutually acceptable vendors. Landlord agrees to not select the highest bidder, but does not necessarily agree to select the lowest bidder.

        Even though the Term has expired and Tenant has vacated the Premises, the final determination of Tenant's share of Direct Expenses for the year in which this Lease terminates shall be made within ninety (90) days of the date this Lease terminates and Tenant shall pay, within twenty (20) days after receipt of an invoice by Landlord, any increase due over the estimated expenses paid and conversely any overpayment made in the event said expenses decrease shall be immediately rebated by Landlord to Tenant.

Tenant shall have the right, at such time and place as Landlord may reasonably designate, to inspect and audit Landlord's books and records related to the Direct Expenses for the purpose of verifying Landlord's year-end statement. Tenant may employ an independent public accounting firm to conduct the audit. The costs of the audit shall be paid by Tenant unless the audit shows that Landlord's adjusted statement overcharged Tenant its share of Direct Expenses by more than five percent (5%), in which case Landlord shall pay the reasonable cost of the audit.

TAXES

Tenant shall also pay its Proportionate Share of reasonable costs incurred by Landlord in connection with seeking any reductions in the taxes, assessments or other charges levied, assessed or imposed in connection with the Project, including the cost of any third party tax service. Nothing contained herein shall be construed as a waiver by Tenant of any statutory right it may have to contest such taxes, assessments or other charges with the authority assessing or levying same. Landlord shall deliver to Tenant notices of proposed or actual assessment and tax bills issued. The parties agree to thereupon meet in good faith and determine if a protest of any such taxes and assessments shall be filed, and if so, the nature, means and estimated costs of such protest. In the event Landlord elects not to protest, but not earlier than ten (10) days prior to the due date for filing protests, Tenant may, but is not obligated to, file a notice to protest. The

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parties agree to make available upon request, without unreasonable delay, all information in their possession reasonably necessary for the protesting party to pursue such protest.

In the event that any such protest or tax assessment disputation can not be resolved prior to the date the related taxes are due, Tenant shall pay Landlord the amount due and Landlord will credit Tenant for any amounts in excess of the final amount due.

























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                                    EXHIBIT E

                              RULES AND REGULATIONS

        (1) Sidewalks, doorways, vestibules, halls, and similar areas shall not be obstructed, nor shall refuse, furniture, boxes or other items be placed therein by Tenant or its officers, agents, servants and employees, or used for any purposes other than ingress and egress to and from the Premises, or for going from one part of the Project to another part of the Project.

        (2) Plumbing fixtures and appliances shall be used only for the purposes for which constructed, and no unsuitable materials shall be placed therein.

        (3) No signs, directories, posters, advertisements or notices shall be painted or affixed on or to any of the windows or doors, or in corridors clearly visible from the exterior of the Building or other parts of the Project, except in such color, size and style, and in such places, as shall be first approved in writing by Landlord in its discretion. Landlord shall have the right to remove all unapproved signs without notice to Tenant, at the expense of Tenant.

        (4) Tenant shall not do, or permit anything to be done, in or about the Project, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Project, or on property kept therein or otherwise increase the possibility of fire or other casualty.

        (5) Landlord shall have the power to prescribe the weight and position of heavy equipment or objects, which may over stress any portion of the floor. All damage done to the Project by the improper placing of such heavy items will be repaired at the sole expense of the responsible Tenant.

        (6) Tenant shall use its best efforts to notify the Landlord when safes or other heavy equipment are to be taken in or out of the Project, and the moving shall be done after permission is obtained from Landlord on such conditions, as Landlord shall require. This provision shall not apply to copiers, servers or other standard office or computer equipment.

        (7) Tenant shall keep the exterior Premises neat and clean.

        (8) When conditions are such that Tenant must dispose of crates, boxes, etc., on the sidewalks, it will be the responsibility of Tenant to dispose of same.

        (9) No motorcycles or similar vehicles will be allowed in the buildings on the Project.

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

        (10) No additional locks shall be placed upon any exterior doors without the prior written consent of Landlord. All necessary keys may be furnished by Landlord, and the same shall be surrendered upon termination of this Lease.

        (11) Tenant shall comply with such parking rules and regulations as may be posted and distributed from time to time.

        (12) No portion of the Project shall be used for the purposes of lodging rooms.

        (13) Tenant shall not make any significant changes or alterations to any portion of the Project (i.e., those costing over $25,000) without Landlord's prior written approval, which may be given on such conditions as Landlord may elect.

        (14) Landlord does not accept responsibility for spot removal or carpet cleaning,in the event the carpet in Tenant's Premises becomes soiled or torn.

        (15) Landlord will not replace florescent tubes or incandescent light bulbs in any lamps or light fixtures owned by Tenant Premises or in any lamps or light fixtures other than the exterior project standard fixtures attached on the building and in the parking area.

        (16) Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in its judgment shall from time to time be needed for the preservation of good order, in its commercially reasonable judgment consistent with standards for similar, single-tenant office/industrial space in North Austin.

























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                                    EXHIBIT F

                               GUARANTEE OF LEASE

                              Intentionally Deleted

                                    EXHIBIT G

          PROHIBITED USES/ENVIRONMENTAL INDEMNITY/REPORTING OBLIGATIONS

         Except substances for normal office purposes used, stored, treated, discarded and disposed in accordance with all applicable laws, ordinances, rules, regulations and requirements, Tenant or Landlord shall not use, store, treat, discard or dispose of any hazardous substances in or about the Premises. For purposes of this Lease, "hazardous substances" shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the Environmental Protection Agency (EPA) and the list of toxic pollutants designed by Congress or the EPA under any applicable environmental law or legislation. To the extent that any of the applicable environmental laws of the State of Texas establish a meaning for "hazardous substances" which is broader than that specified in any federal legislation or laws, such broader meaning shall apply. "Applicable environmental law" shall mean and include the collective aggregate of the following: any law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board or fire underwriters (or other body exercising similar functions) or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Premises pertaining to health or the environment.

         Without limiting the foregoing, if the presence of any hazardous substances on the Premises caused or permitted by Tenant or Landlord results in any contamination of the Premises, Tenant or Landlord, respectively, shall promptly take all actions, at its sole expense, as are necessary to return the Premises to the condition existing prior to the introduction of any such hazardous substances to the Premises; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such action would not have any potential material adverse effect on the Premises. As between Landlord and Tenant, Landlord shall be responsible for any contamination resulting from hazardous substances on the Premises or other environmental conditions resulting from any actions or substances existing on the Premises prior to Tenant's occupancy of the Premises, and shall promptly take all actions, at its sole expense, as are necessary to remediate the Premises.

         Tenant and Landlord hereby indemnify and agree to defend and hold the other harmless from and against any and all claims, demands, causes of action, loss, damage, liability, cost and expenses (including reasonable attorney's fees and court costs) and including, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision, fines, penalties, damages to third parties, lost profits from loss of use and any hazardous waste liability under applicable environmental law by reason of or arising out of the violation of any applicable environmental law or the presence of hazardous substances present in the soil or ground water on or under or about the Premises while this Lease is in effect (including any renewals, extensions or holdover periods). This obligation to indemnify, hold harmless and defend shall survive termination of this Lease.

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                                    EXHIBIT H

1. RENEWAL OPTION: Tenant shall have the right, privilege and option to extend the term of this Lease for two (2) successive periods of five (5) years under the same terms and conditions of this Lease then in effect except that the economic lease terms for any option period shall equal 95% of "Fair Market Rental Value" of the Premises as determined below. Tenant, if it elects to exercise any option, shall do so by giving Landlord written notice of such exercise at least one hundred eighty (180) days prior to the expiration of the then existing term of this Lease. If Tenant timely exercises it option to extend the term of this Lease as provided for in this paragraph, Landlord and Tenant shall, within thirty (30) days thereafter, undertake their mutual good faith and reasonable efforts to mutually agree in writing upon the fair market rental value for the Premises which will be applicable during the particular extension term for which Tenant shall have exercised its option (and such mutually agreed upon fair market fixed rent shall be 95% of the "Fair Market Rental Value" applicable to the determination of Monthly Rent for such extended term). If Landlord and Tenant are unable to agree in writing upon the fair market rental value of the Premises within such 30-day period, then, within fifteen (15) days following the expiration of such 30-day period, Landlord and Tenant shall each name a professional MAI appraiser, who shall be a qualified, professional, licensed appraiser unaffiliated with either Landlord or Tenant, and shall notify the other party in writing as to the identity of such party's appraiser. The two appraisers thus appointed shall, by agreement between them to be reached within ten (10) days following their appointment, appoint a third appraiser, who shall also be a qualified, professional licensed appraiser unaffiliated with Landlord, Tenant and/or such two previously appointed appraisers, and the three appraisers so appointed shall determine the Fair Market Rental Value of the Premises for the option period in question. Within thirty (30) days of the appointment of such third appraiser, the appraisers shall notify, in writing, both Landlord and Tenant of their findings. If the three appraisers are unable to agree upon a valuation, then the valuation agreed upon by any two of them shall be binding. If none of the three appraisers thus selected are able to agree on the valuation within such 30-day period, then the average of the valuations of the two appraisers closest to each other shall be binding. Landlord and Tenant shall each pay the cost of the appraiser appointed by them and shall each pay one-half of the cost of the third appraiser.

2. TENANT'S SELF-HELP: Notwithstanding any contrary provision of this Lease, Tenant shall be entitled (but not obligated) to make repairs and perform maintenance which are Landlord's obligations, and to offset the cost thereof against Monthly Rent, as follows:

        (a) If Tenant provides written notice (the "Repair Notice") to Landlord of an event or condition which pursuant to the terms of this Lease requires Landlord to repair and/or maintain such event or condition the Building or the Project (a "Required Action"), and Landlord fails to perform the Required Action within the time period required by this Lease (or a reasonable period of time, if no specific time period is specified in this Lease) after the receipt of the Repair Notice, then Tenant may proceed to make the Required Action, and shall deliver a second notice to Landlord specifying that Tenant is taking the Required Action. Any Repair Notice delivered

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

by Tenant shall describe with reasonable specificity the Required Action Landlord is obligated to undertake.

        (b) If any Required Action will affect the systems and equipment located within the Building (the "Building Systems"), the structural integrity of the Building, or the exterior appearance of the Building, Tenant shall use only those contractors used by Landlord in the Building for work on the Building Systems, or its structure, and Landlord shall provide Tenant (upon Tenant's request) with notice identifying such contractors and any changes to the list of such contractors, unless such contractors are unwilling or unable to perform such work or the cost of such work is not competitive, in which event Tenant may utilize the services of any other qualified contractors which normally and regularly performs similar work on comparable buildings.

        (c) If Tenant undertakes any Required Action pursuant to the terms of this section, Landlord shall reimburse Tenant for its reasonable and documented costs and expenses in taking the Required Action within thirty (30) days after receipt by Landlord of an invoice from Tenant which sets forth a reasonably detailed breakdown of its costs and expenses in connection with taking the Required Action on behalf of Landlord. If Landlord fails to reimburse Tenant within thirty (30) days of receipt of Tenant's invoice, then Tenant may deduct from the next Monthly Rent payable by Tenant under this Lease the amount set forth in Tenant's invoice, together with interest. Notwithstanding the foregoing, if Landlord delivers to Tenant within thirty
(30) days after receipt of the Tenant's invoice a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reason for its claim that the Required Action did not have to be taken by Landlord pursuant to the terms of this Lease, or that Tenant breached this section, or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to deduct such amount from Rent unless and until such dispute is resolved by agreement of the parties, arbitration or a final judgment of a court of competent jurisdiction (any such resolution being referred to herein as a "Binding Determination"). If such Binding Determination establishes that Tenant is entitled to reimbursement for a Required Action and Landlord fails to pay the full amount of such reimbursement (together with interest thereon and any award of attorneys' fees) within thirty (30) days of the Binding Determination, Tenant shall be entitled to set off such amount against Rent thereafter becoming due under this Lease until Tenant has recovered the full amount Landlord owes Tenant from Rent which otherwise would be due and payable under this Lease. Tenant's right of set off under this section shall prevail over any inconsistent provisions of this Lease, including, without limitation, any provision which purports to limit a Project owner's liability for the obligations of Landlord to those obligations accruing during the period of ownership of the Project.

3. Occupancy: Tenant shall be permitted to take occupancy for purposes of installing telecommunications equipment, systems furniture and computer systems, or for general office purposes as permitted by the City of Austin on March 1, 2000. Upon occupancy of the premises, Tenant shall be responsible for Direct Expenses associated with the Project as set forth in Exhibit D upon the initial occupancy date, provided that entry by Tenant to complete phone, data and/or security cabling shall not be deemed to commence occupancy.

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4.      SATELLITE DISH. Tenant shall be allowed to install multiple 24"
satellite communications dish in a location designated by Landlord (which location shall be referred to as "Satellite Location"). Installation of a satellite communication dish shall be coordinated through Landlord. Such satellite communications dish shall remain in the Satellite Location throughout the term of this Lease, including any extension thereof, with no additional rent being charged to Tenant for the use of such space. Tenant is hereby granted the right of access, with reasonable notice to Landlord, to the Satellite Location at all reasonable times during the terms of this Lease to repair, maintain or replace such satellite communications dish. Tenant represents and warrants that when such satellite communications dish is removed, Tenant will at all times repair or replace any damage which may have been caused by the installation of the satellite communications dish and return the Satellite Location to its original conditions, reasonable wear and tear and damage by fire, other casualty or eminent domain excepted.

5. TITLE REQUIREMENT. Tenant acknowledges that Landlord has not obtained title to the Project. Landlord shall provide notice on or before August 15, 2000 of Landlord's status regarding title. Notwithstanding any provision in this Lease to the contrary, in the event Landlord does not obtain title or the authority to fulfill Landlord's obligations set forth in the Lease prior to September 17, 2000, then Tenant or Landlord will have the option to terminate this Lease. Upon such termination, the Security Deposit shall be returned to Tenant, and neither party shall have further rights or obligations under this Lease. Landlord shall provide notice of Landlord's taking title, which ceases such termination rights. In the event Landlord does not obtain title to Project as set forth above, Landlord shall use best efforts to assign or transfer Landlord's interest in the Project to Tenant.

6. RIGHT OF FIRST REFUSAL TO LEASE. Tenant shall have the following rights: Tenant shall have a right of first refusal during lease term, if exercised, to lease adjacent space identified in Exhibit H-1 which may become available during term of this Lease, at the same rental rate per square foot and upon the other terms and conditions offered by a third party and acceptable to Landlord. At such time as a third party has offered to lease space, Landlord shall give Tenant written notice of the terms and conditions of such offer and the approximate leasable square footage contained in the available space. Should Tenant fail to exercise its right to lease such available space upon the terms and conditions offered by the third party within ten (10) days after receipt of such notice from Landlord, then Landlord shall have the right to lease such space to the third party upon the terms and conditions presented to Tenant and Tenant shall have no further rights with respect to that particular space until such time as it once again becomes available for lease. This right will continue through the Term of this Lease and any renewals, and following any assignment(s) thereof.

7. RIGHT OF FIRST REFUSAL TO PURCHASE. In the event Landlord receives an acceptable offer to purchase the Project after Commencement of the Lease, Landlord shall notify Tenant of such fact and shall include in such notice the terms at which the Landlord is prepared to sell the Project to the prospective purchaser(s). Tenant and Landlord shall have a period of five (5) business days following Tenant's receipt of notice to notify Landlord whether Tenant elects to exercise the

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

right granted hereby to enter into a purchase and sale agreement to purchase the Project upon the same terms and conditions as the proposed sale of the Project to the prospective purchaser(s), as the case may be.

If Tenant waives its right to purchase the Project, Landlord shall have the right to sell the Project to such prospective purchaser(s). This right will continue through the Term of this Lease and any renewals, and following any assignment(s) thereof.

Upon the exercise by Tenant of its Right of First Refusal as provided in this Agreement, Landlord shall, within five (5) days after Tenant delivers written notice to Landlord of its election, deliver to Tenant a written agreement for the sale of such Project to Tenant, upon the same terms and conditions as Landlord so notified Tenant pursuant to Section 1 above. Thereafter, Tenant and Landlord shall negotiate in good faith to finalize such purchase and sale agreement within five (5) days after the delivery of such purchase and sale agreement to Tenant.

This Right of First Refusal shall terminate upon the earlier of the date that:
(i) a written mutual agreement of the parties to terminate is entered into;
(ii) the Project has been sold to a purchaser or (iii) ten (10) years from the date hereof.

8. ADDITIONAL IMPROVEMENTS. Landlord agrees to construct additional capital improvements on the Project including shell office space and parking but excluding interior tenant improvements, subject to approval by applicable regulatory authorities, space and land availability, Lender approval and architectural review. The Annual Rental Rate associated with the improvements ("Additional Improvements") shall be equal to the Fair Market Rental Value, as determined by the parties (provided that if the proposed improvements are to be constructed for office space, then the Annual Rental Rate shall not be less than the then current Annual Rental Rate with respect to the Premises). If Landlord and Tenant are unable to agree in writing upon the fair market rental value of the Premises within a 30-day period, then, within fifteen (15) days following the expiration of such 30-day period, Landlord and Tenant shall each name a professional MAI appraiser, who shall be a qualified, professional, licensed appraiser unaffiliated with either Landlord or Tenant, and shall notify the other party in writing as to the identity of such party's appraiser. The two appraisers thus appointed shall, by agreement between them to be reached within ten (10) days following their appointment, appoint a third appraiser, who shall also be a qualified, professional licensed appraiser unaffiliated with Landlord, Tenant and/or such two previously appointed appraisers, and the three appraisers so appointed shall determine the Fair Market Rental Value of the Premises. Within thirty (30) days of the appointment of such third appraiser, the appraisers shall notify, in writing, both Landlord and Tenant of their findings. If the three appraisers are unable to agree upon a valuation, then the valuation agreed upon by any two of them shall be binding. If none of the three appraisers thus selected are able to agree on the valuation within such 30-day period, then the average of the valuations of the two appraisers closest to each other shall be binding. Landlord and Tenant shall each pay the cost of the appraiser appointed by them and shall each pay one-half of the cost of the third appraiser.

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